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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

ETHAN ALLEN INTERIORS INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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 ETHAN ALLEN INTERIORS INC.
Ethan Allen Drive
Danbury, Connecticut 06811

October 2, 2012

Dear Stockholder:

        You are cordially invited to attend the 2012 Annual Meeting of stockholders of Ethan Allen Interiors Inc. This meeting will be held at the Ethan Allen International Corporate Headquarters, Ethan Allen Drive, Danbury, Connecticut 06811 at 9:00 A.M., local time, on Tuesday, November 13, 2012.

        In connection with the meeting, we have prepared a notice of the meeting, a proxy statement, and our 2012 annual report to stockholders, which provide detailed information relating to our activities and operating performance. On October 2, 2012, we mailed to our stockholders a Notice Regarding the Availability of Proxy Materials containing instructions on how to access these materials online. We believe electronic delivery will expedite the receipt of materials, while lowering costs and reducing the environmental impact of our annual meeting, by reducing printing and mailing of full sets of materials.

        You will find information about the matters to be voted on at the meeting in the formal Notice Regarding the Availability of Proxy Materials and the Proxy Statement.

        Your vote is very important and we hope you will be able to attend the meeting. To ensure your representation at the meeting, even if you anticipate attending in person, we urge you to vote. If you attend, you will, of course, be entitled to vote in person.

        Whether or not you plan to attend the annual meeting of stockholders, we encourage you to vote your shares.

Sincerely,

M. Farooq Kathwari
 Chairman of the Board,
President and Principal Executive Officer

 ETHAN ALLEN INTERIORS INC.
Ethan Allen Drive
Danbury, Connecticut 06811

NOTICE OF 2012 ANNUAL MEETING OF STOCKHOLDERS

To our Stockholders:

        The Annual Meeting of stockholders of Ethan Allen Interiors Inc. will be held at the Ethan Allen International Corporate Headquarters on Tuesday, November 13, 2012 at 9:00 A.M., local time, for the purpose of considering and acting upon the following:

  1.
  The election of directors;

  2.
  To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the 2013 fiscal year;

  3.
  To ratify the advisory resolution to approve the compensation to our named executive officers; and

  4.
  Such other business as may properly come before the meeting.

        UNLESS YOU PROVIDE SPECIFIC INSTRUCTIONS AS TO HOW TO VOTE, BROKERS MAY NOT VOTE YOUR SHARES OF COMMON STOCK ON THE ELECTION OF DIRECTORS OR THE NON-BINDING ADVISORY RESOLUTION REGARDING THE COMPENSATION TO OUR NAMED EXECUTIVE OFFICERS.

        The Board of Directors has fixed September 18, 2012 as the record date for determining stockholders entitled to notice of, and to vote at, the meeting. It is important that your shares be represented and voted at the meeting. If you received the proxy materials by mail, you can vote your shares by completing, signing, dating, and returning your completed proxy card, or you may vote by telephone or over the Internet. If you received the proxy materials over the Internet, a proxy card was not sent to you, and you may vote your shares by telephone or over the Internet. To vote by telephone or Internet, follow the instructions included in the formal Notice Regarding the Availability of Proxy Materials, Proxy Statement or on the Internet. You can revoke a proxy at any time prior to its exercise at the meeting by following the instructions in the Proxy Statement.

        Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on November 13, 2012—the proxy statement and the annual report are available at http://materials.proxyvote.com/297602

By Order of the Board of Directors, Pamela A. Banks Corporate Secretary

October 2, 2012
Ethan Allen Interiors Inc.
Ethan Allen Drive
Danbury, Connecticut 06811

 ETHAN ALLEN INTERIORS INC.
Ethan Allen Drive
Danbury, Connecticut 06811

Questions and Answers

Q:
What is a proxy?

A:
A proxy is a document, also referred to as a "proxy card," on which you authorize someone else to vote for you at the upcoming Annual Meeting in the way that you want to vote. You also may choose to abstain from voting. This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board of Directors") of Ethan Allen Interiors Inc., a Delaware corporation (the "Company"), of proxies for use at the 2012 Annual Meeting of stockholders (the "Annual Meeting") to be held on Tuesday, November 13, 2012 at the Ethan Allen International Corporate Headquarters, Ethan Allen Drive, Danbury, Connecticut 06811 at 9:00 A.M., local time, or any adjournment thereof. The Proxy Statement and our Annual Report are first being made available electronically on or about October 2, 2012.

Q:    What are the purposes of this annual meeting?

A:
At the Annual Meeting, stockholders will elect two Class III directors for a three-year term expiring in 2015. The Board of Directors' Class III nominees for election are: James W. Schmotter and Frank G. Wisner. Stockholders will also vote on: (i) ratifying our appointment of KPMG LLP ("KPMG") as our independent registered public accounting firm for fiscal year 2013; and (ii) ratifying the advisory resolution to approve the compensation to our named executive officers. Other than routine or procedural matters, we do not expect any other business will be brought up at the meeting, but if any other business is properly brought up, the persons named in the proxy card will have authority to vote as they see fit.

Q:
Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

A:
In accordance with rules adopted by the Securities and Exchange Commission ("SEC"), rather than mailing a printed copy of our proxy materials to each stockholder of record, we may now send some or all of our stockholders a Notice Regarding the Availability of Proxy Materials ("Notice"), which indicates how our stockholders may:

•
access their proxy materials and vote their proxies over the Internet or by telephone; or

•
request a paper copy of the materials, including a proxy card.

Q:    How can I get electronic access to the proxy materials?

A:
The Notice provides you with instructions regarding how to:

•
view our proxy materials for the Annual Meeting over the Internet; or

•
instruct us to send our future proxy materials to you electronically, by email, instead of sending you printed copies by mail.

  Choosing to receive your future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of our Annual Meeting of stockholders on the environment. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it. The Annual Report and the Form 10-K accompany the proxy materials but are not considered part of the proxy soliciting materials.

Q:    Who is entitled to vote?

A:
Only record holders of our shares of common stock at the close of business on the record date for the meeting are entitled to vote at the Annual Meeting. The Board of Directors has fixed the close of business on September 18, 2012 as the record date (the "Record Date") for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, the Company had outstanding 28,838,131 shares of common stock, par value $0.01 per share (the "Common Stock"). The holders of Common Stock as of the Record Date are entitled to notice of, and to vote at, the Annual Meeting. Holders of Common Stock are entitled to one vote per share.

Q:    How do I vote?

A:
You can vote either in person at the Annual Meeting or by proxy whether or not you attend the Annual Meeting. You can vote by proxy in three ways:

•
By mail—If you received your proxy materials by mail, you can vote using the proxy card;

•
By telephone—In the United States and Canada, you can vote by telephone by following the instructions in the Notice, on the Internet or on your proxy card if you received your materials by mail; or

•
By Internet—You can vote over the Internet by following the instructions on the Notice or on your proxy card if you received your materials by mail.

  If you vote by proxy, your shares will be voted at the Annual Meeting in the manner you indicate. If your shares are held in your name (but not in nominee name through a broker) and if you sign your proxy card, but do not specify how you want your shares to be voted, they will be voted as the Board of Directors recommends.

Q:    Can I change my vote after I have voted?

A:
A later vote by any means will cancel any earlier vote. For example, if you vote by telephone and later vote differently on the Internet, the Internet vote will count, and the telephone vote will be canceled. If you wish to change your vote by mail, you should write our Corporate Secretary, at the address set forth at the beginning of the Questions and Answers, and request a new proxy card. The last vote we receive before the meeting will be the one counted. You also may change your vote by voting in person at the meeting.

Q:    What does it mean if I get more than one proxy card?

A:
It means that your shares are registered in more than one way. Sign and return all proxy cards or vote each group of shares by mail, telephone or over the Internet to ensure that all your shares are voted.

Q:    Who are the named Proxies for the Annual Meeting?

A:
M. Farooq Kathwari and Kristin Gamble were selected by the Board of Directors to serve as Proxies for the Annual Meeting. Each properly executed and returned proxy card will be voted by the Proxies in accordance with the directions indicated thereon, or if no directions are indicated, such proxy will be voted in accordance with the recommendations of the Board of Directors contained in this Proxy Statement. In voting by proxy with regard to the election of directors, stockholders may vote in favor of all nominees, withhold their vote as to all nominees or withhold their vote as to a specific nominee(s). Each stockholder giving a proxy has the power to revoke it at any time before the shares it represents are voted. Revocation of a proxy is effective upon receipt of a later vote by (i) telephone; (ii) Internet; or (iii) receipt by the Corporate Secretary of the Company of either: (a) an instrument revoking the proxy; or (b) a duly executed proxy card bearing a later date. Additionally, a stockholder may change or revoke a previously executed proxy by voting in person at the Annual Meeting.

Q:    What is a Broker Non-Vote?

A:
The SEC approved a New York Stock Exchange (NYSE) amendment to Rule 452 prohibiting brokers from exercising "discretionary voting" in all director elections. The amendment applies to shareholder meetings held on or after January 1, 2010. Therefore, if your shares are held in nominee name by your broker and you do not provide instructions to your broker on how you want your shares voted in director elections, your broker is prohibited from exercising discretionary voting and voting those shares in the director elections.

Q:    What is Electronic Access?

A:
Our proxy statement and our 2012 annual report are available on an Internet site at http://materials.proxyvote.com/297602. Most stockholders can elect to view future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail. If you are a registered stockholder, you can choose this option and save the Company the cost of producing and mailing these documents by following the instructions provided on your proxy card or following the prompt if you choose to vote over the Internet. If you hold your stock in nominee name (such as through a bank or broker), check the information provided by your nominee for instructions on how to elect to view future proxy statements and annual reports over the Internet. If you are a registered stockholder and have chosen to view future proxy statements and annual reports over the Internet, you will receive an email with instructions containing the Internet address of those materials.

Q:    How many shares must be present to hold the Meeting?

A:
In order for the Meeting to be conducted, one-third of the outstanding shares of Common Stock as of the Record Date must be present in person or represented by proxy at the Annual Meeting. This is referred to as a quorum. Abstentions, withheld votes and shares held of record by a bank, broker or its nominee ("broker shares") pursuant to a signed proxy or voting instruction card that are voted on any matter (including an abstention or withheld vote by broker shares) are included in determining the number of shares present. Broker shares that are not voted on any matter will not be included in determining whether a quorum is present.

Q:    What vote is needed to elect Directors?

A:
At the Annual Meeting, the vote of a majority in interest of the stockholders present, in person or by proxy, and entitled to vote thereon is required to elect or ratify directors.

Q:    What vote is needed to ratify the appointment of KPMG LLP?

A:
At the Annual Meeting, the vote of a majority in interest of the stockholders present, in person or by proxy, and entitled to vote thereon is required to ratify the appointment of KPMG as the independent registered public accounting firm of the Company.

Q:
What vote is needed to approve the non-binding resolution regarding the compensation of our named executive officers?

A:
At the Annual Meeting, the vote of a majority in interest of the stockholders present, in person or by proxy, and entitled to vote thereon is required to ratify the non-binding resolution regarding the compensation of our named executive officers. Because your vote is advisory, it will not be binding on the Board of Directors or the Company. However, the Board of Directors will review the voting results on this resolution and take them into consideration when making future decisions regarding executive compensation.

Q:    How will the votes be tabulated?

A:
The election inspectors appointed for the Annual Meeting will tabulate the votes cast, in person or by proxy, at the Annual Meeting and will determine whether or not a quorum is present. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority to vote on a particular matter, as to certain shares, those shares will not be considered as present and entitled to vote with respect to that matter.

Q:    How will my shares be voted if I do not return my proxy or my voting instruction form?

A:
It will depend on how your ownership of shares of Common Stock is registered. If you own your shares as a registered holder, which means that your shares of Common Stock are registered in your name with Computershare Investor Services LLC ("Computershare"), our transfer agent, your shares will only be voted if Computershare receives specific voting instructions from you. Otherwise, your unvoted shares will not be represented at the Annual Meeting and will not count toward the quorum requirement (which is explained under "Questions and Answers—How many shares must be present to hold the Annual Meeting") above, unless you attend the Annual Meeting to vote them in person.

  If you are a shareholder whose shares of Common Stock are held in street name, which means that your shares are registered in the name of your bank, broker or other nominee, your bank, broker or other nominee may or may not vote your shares in its discretion if you have not provided voting instructions to the bank, broker or its nominee. Whether the bank, broker or other nominee may vote your shares depends on the proposals before the Annual Meeting. Under the rules of the NYSE, your bank, broker or other nominee may vote your shares in its discretion on "routine matters." Based on the rules of the NYSE, we believe that the ratification of the appointment of KPMG as our independent registered public accounting firm is a routine matter for which your bank, broker or other nominee may vote in their discretion on behalf of their clients if no voting instructions are provided. Therefore, if you are a shareholder whose shares of Common Stock are held in street name with a bank, broker or other nominee and you do not return your voting instruction form, your bank, broker or other nominee may vote your shares on the ratification of the appointment of KPMG as our independent registered public accounting firm.

  The rules of the NYSE, however, do not permit your bank, broker or other nominee to vote your shares on proposals that are not considered "routine." When a proposal is not a routine matter and your bank, broker or other nominee has not received your voting instructions with respect to that proposal, your bank, broker or other nominee cannot vote your shares on that proposal. This is called a "broker non-vote." Your bank, broker or other nominee may not vote your shares with respect to (i) the election of the nominees for Director or (ii) the non-binding advisory resolution regarding the compensation of our named executive officers, in the absence of your specific instructions as to how to vote with respect to each of these matters because, under the rules of the NYSE, these matters are not considered "routine matters."

Q:    Where can I find the results of the Annual Meeting?

A:
We intend to announce preliminary voting results at the Annual Meeting and publish final results through a Current Report on Form 8-K that we will file with the SEC within four business days of the Annual Meeting.

 PROPOSAL 1

ELECTION OF DIRECTORS

        The Board of Directors is presently composed of seven members. The Restated Certificate of Incorporation of the Company divides the Board of Directors into three classes, with one class of directors elected each year for a three-year term. The term of the directors in Class III, which is currently composed of two directors, expires as of the Annual Meeting.

        The Board of Directors, upon unanimous recommendation of the Nominations/Corporate Governance Committee, unanimously approved James W. Schmotter and Frank G. Wisner as the nominees for Class III directors to serve for a three year term.

        If for any reason Mr. Schmotter or Mr. Wisner becomes unable or unwilling to serve at the time of the Annual Meeting, the persons named as proxies will have discretionary authority to vote for a substitute nominee(s). Alternatively, the Board of Directors may choose to reduce the size of the board, as permitted by our Amended and Restated By-laws ("By-laws"). It is not anticipated that Mr. Schmotter or Mr. Wisner will be unavailable or will decline to serve as director.

        The following sets forth information as to Mr. Schmotter and Mr. Wisner and each director continuing in office, including his or her age, present principal occupation, specific expertise, qualifications and skills along with other business experience, directorships in other publicly held companies, membership on committees of the Board of Directors and period of service as a director of the Company. Also set forth below is a brief discussion of the specific experience, qualifications, attributes or skills that led to his or her nomination as a Director, in light of the Company's business.

Nominees for Election at this Annual Meeting to a Term Expiring in 2015

        James W. Schmotter, 65, was elected as a Director of the Company on April 20, 2010. Dr. Schmotter currently serves as President of Western Connecticut State University. He previously served as Western Michigan University's Dean of the Haworth College of Business, the Dean of the College of Business and Economics at Lehigh University in Pennsylvania, as well as Associate Dean and Director of International Studies at the Johnson Graduate School of Management at Cornell University. Dr. Schmotter has consulted for a variety of organizations including IBM, TRW, the Institute for International Education, the Cleveland Foundation, the Graduate Management Admission Council, the Educational Testing Service, United States Agency for International Development, and a number of universities in the U.S., Asia and Europe. He has served as Chairman of the Board of Trustees of the Graduate Management Admission Council, was the founding Vice Chair of the Board of the MBA Enterprise Corps, has been a member of many committees of the Association to Advance Collegiate Schools of Business and is a member of the Executive Committee of the NCAA. Dr. Schmotter is currently a director of the United Way of Western Connecticut and the Greater Danbury Chamber of Commerce. Dr. Schmotter's strong leadership, educational and governmental background provides key insight and experience in strategic planning, international/global issues as well as communicating with younger customers which is valuable in his service to the Company. He is a member of the Nominations/Corporate Governance Committee.

        Frank G. Wisner, 74, was elected as a director of the Company on July 23, 2001. He is International Affairs Advisor of the law firm Patton Boggs LLP. He is former Vice Chairman, External Affairs, of American International Group ("AIG"), a United States-based mixed financial services and international insurance organization. Mr. Wisner is also on the board of directors of EOG Resources. He is also a member of the board of directors of the Commercial International Bank (CIB) in Cairo, Egypt and of Pangea 3, a New York based legal outsourcing company, privately held. Prior to joining AIG, he was the United States Ambassador to India from July 1994 through July 1997. He retired from the United States Government with the rank of Career Ambassador, the highest grade in the Foreign Service. Mr. Wisner joined the State Department as a Foreign Service Officer in 1961 and served in a variety of overseas and

Washington positions during his 36-year career. Among his other positions, Mr. Wisner served successively as United States Ambassador to Zambia, Egypt and the Philippines. Before being named United States Ambassador to India, his most recent assignment was as Under Secretary of Defense for Policy. Prior to that, he was Under Secretary of State for International Security Affairs. Ambassador Wisner's global, diplomatic and governmental experience provides insights and perspectives valuable in the operations and strategic planning of the Company. He is Chair of the Company's Nominations/Corporate Governance Committee and a member of the Compensation Committee.

Directors Whose Present Terms Will Continue Until 2013

        Clinton A. Clark, 70, was elected as a director of the Company on June 30, 1989. He is a member, along with wife, Judith Clark, of Clark Quality Construction, LLC. They are sole owners of this residential development Company. Prior to founding Clark Quality Construction, Mr. Clark was Chairman, President and Chief Executive Officer of Long John Silver's Restaurants, Inc. from 1990 through September 1993 and prior thereto was President and Chief Executive Officer of The Children's Place, a retail children's apparel chain he founded in 1968. Mr. Clark has also been an investor and director of several private companies. Mr. Clark's experience managing publicly-traded companies, experience as an executive, and his knowledge of the history of the Company has provided the Company with a wealth of knowledge in strategic planning, corporate finance, compensation, and sales and marketing in consumer related industries. He has the necessary skills to chair the Company's Audit Committee and is a member of the Compensation Committee.

        Kristin Gamble, 67, was elected as a director of the Company on July 28, 1992. Since 1984, she has been President of Flood, Gamble Associates, Inc., an investment counseling firm. Ms. Gamble was Senior Vice President responsible for equity strategy and economic research with Manufacturers Hanover Trust Company from 1981 to 1984. Prior to that, she held various management positions with Manufacturers Hanover (1977-1981), Foley, Warendorf & Co., a brokerage firm (1976-1977), Rothschild, Inc. (1971-1976) and Merrill, Lynch, Pierce, Fenner & Smith (1968-1971). Since May 1995, she has served as a member of the Board of Trustees of Federal Realty Investment Trust. Through her roles and responsibilities Ms. Gamble has extensive experience and insight relevant to her service to the Company, including that of Trustee of a realty investment trust and her knowledge of real estate markets. Ms. Gamble's knowledge of the history of the Company as well as her significant financial management experience has resulted in strong skills in corporate finance, accounting and compensation. She is the Chair of the Compensation Committee and a member of the Company's Audit Committee.

        Don M. Wilson III, 64, was elected as a director of the Company on April 21, 2010. In 1973 Mr. Wilson joined Chemical Bank, a predecessor institution to J.P. Morgan Chase & Co. During his career he managed corporate finance activities, was the head of the bank's East Asia business and later its European businesses. From 1991 to 2000 he headed the Global Trading Division and, after the acquisition of J.P. Morgan & Co., in 2000, was co-head of the Credit and Rates Division. From 2003 to 2006 he served as the firm's Chief Risk Officer. Mr. Wilson is chairman of Annual Giving at Tuck School at Dartmouth College and formerly vice chairman of Annual Leadership Giving at the Harvard College Fund. Mr. Wilson also serves on the Board at the Bank of Montreal and several non-profit organizations. Mr. Wilson's extensive executive and financial experience provides the Company with expertise in capital markets, risk management, and corporate finance. He is a member of the Audit Committee.

Directors Whose Present Terms Will Continue Until 2014

        M. Farooq Kathwari, 68, is the Chairman, President and Principal Executive Officer of Ethan Allen Interiors Inc. He has been President of the Company since 1985 and Chairman and Principal Executive Officer since 1988. He received his B.A. degree from Kashmir University in English Literature and Political Science and an M.B.A. in International Marketing from New York University. Mr. Kathwari serves on the President's Advisory Commission on Asian Americans and Pacific Islanders and several not-for-profit organizations, including: Director of Refugees International, Director of National Retail Federation and Director of International Rescue Committee. Mr. Kathwari has received numerous recognitions, including most recently the Honorary Doctor of Public Service Degree awarded by Tufts University President on May 20, 2012 and was inducted into the Furniture Hall of Fame. Mr. Kathwari has extensive experience and knowledge of the history of our Company and the furniture industry as well as extensive experience in growing and managing a business. He possesses insight into retailing, marketing, manufacturing, and strategic planning from experience with the Company as well as his broad experience with both for-profit and not-for-profit organizations which has given him perspectives from other industries valuable to his service to the Company.

        John J. Dooner, Jr., 64, was elected as a director of the Company on January 26, 2011. He serves as Chairman Emeritus of McCann Worldgroup ("McCann"), a company he formed in 1997 and of which he had been CEO from its founding until 2010. Under Mr. Dooner's leadership, McCann grew to be one of the world's largest marketing communications organizations, with operations in over 125 countries with a client roster that includes preeminent global marketers and many of the world's most famous brands. Prior to assuming that position, Mr. Dooner was CEO of McCann Erickson Worldwide, a post he assumed in 1992. Mr. Dooner serves on several not-for-profit organizations, including service as Chairman of the Board of Trustees of United Way Worldwide; Charter Member of the President's Advisory Council of CARE and Past Chairman and Board Member of the Advertising Council. Mr. Dooner's experience managing a publicly traded company, experience as an executive and his knowledge of marketing and communications, including internationally, provides the Company with insight and expertise in advertising and marketing to position and expand the market share of the Ethan Allen brand. Mr. Dooner's strong leadership and entrepreneurship as the founder and CEO of McCann Worldgroup provides the Company with a wealth of knowledge in strategic planning, corporate finance and sales and marketing of consumer products. He is a member of both the Audit Committee and Nominations/Corporate Governance Committee.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES FOR DIRECTOR NAMED ABOVE, WHICH IS DESIGNATED AS PROPOSAL NO. 1.

 CORPORATE GOVERNANCE

        The Board of Directors has determined that Clinton A. Clark, John J. Dooner, Jr., Kristin Gamble, James W. Schmotter, Don M. Wilson, III and Frank G. Wisner are "independent" directors within the NYSE Listing Standards. In order for a Director to be considered "independent" by the Board of Directors, he or she must (i) be free of any relationship that, applying the rules of the NYSE, would preclude a finding of independence and (ii) not have any material relationship (either directly or as a partner, shareholder or officer of an organization) with us or any of our affiliates or any of our executive officers or any of our affiliates' executive officers. In evaluating the materiality of any such relationship, the Board of Directors takes into consideration whether disclosure of the relationship would be required by the disclosure rules under the Securities Act of 1933, as amended, and the Exchange Act. If disclosure of the relationship is required, the Board of Directors must make a determination that the relationship is not material as a prerequisite to finding that the Director is "independent."

Stockholder Communication with Directors

        Stockholders or interested parties may communicate with the full Board of Directors, a full committee, individual committee members or individual directors by sending communications to the Office of the Secretary, Ethan Allen Interiors Inc., Ethan Allen Drive, Danbury, Connecticut 06811 for forwarding to the appropriate director(s). Please specify to whom your correspondence should be directed. The Corporate Secretary has been instructed by the Board of Directors to review and promptly forward all correspondence (except advertising material and ordinary business matters) to the full Board of Directors, full committee, individual director or committee member, as indicated in the correspondence.

Certain Transactions

        The Company is party to indemnification agreements with each of the members of the Board of Directors pursuant to which the Company has agreed to indemnify and hold harmless each member of the Board of Directors from liabilities incurred as a result of such director's status as a director of the Company, subject to certain limitations.

Certain Relationships and Related Party Transactions

        The Company recognizes that transactions between Ethan Allen and related persons present a potential for actual or perceived conflicts of interest. The Company's general policies with respect to such transactions are included in its Code of Business Conduct and Ethics ("Business Code"), the administration of which is overseen by the Nominations/Corporate Governance Committee. The Company defines "related party" transaction as any transaction or series of related transactions in excess of $120,000 in which the Company is a party and in which a "related person" has a material interest and in which any related person had, has or will have direct or indirect interest. Related persons include (i) any person who is, or at any time since the beginning of our last fiscal year, was, a director or executive officer of us or a nominee to become a director, (ii) any person who is known to be the beneficial owner of more than 5% of any class of our voting securities, (iii) any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of the director, executive officer, nominee or more than 5% beneficial owner and any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee or more than 5% beneficial owner and (iv) any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest.

        The Company collects information about potential related party transactions in its annual questionnaires completed by directors and officers as well as throughout the year at its quarterly Disclosure Control Committee Meetings, comprised of key management responsible for significant business units, departments or divisions. Potential related party transactions are first reviewed and assessed by our General Counsel to consider the materiality of the transactions and then reported to the Nominations/Corporate Governance Committee. The Nominations/Corporate Governance Committee reviews and considers all relevant information available to it about each related party transaction and presents the facts to the members of the Board of Directors not associated with the potential related party transaction. A related party transaction is approved or ratified only if such members of the Board of Directors determine that it is not inconsistent with the best interests of the Company and its stockholders. The Company did not have any such transactions during fiscal year 2012.

Compensation Committee Interlocks and Insider Participation

        No member of the Compensation Committee was at any time an officer or employee of the Company, nor is any member of the Compensation Committee related to any other member of the Compensation Committee, any other member of the Board of Directors or any executive officer of the Company. No member of the Board of Directors or executive officer of the Company served as a director or member of the compensation or similar committee of another entity whose director(s) or executive officer(s) serve as a member of the Company's Compensation Committee.

Charters, Code and Guidelines

        The Company's Business Code, Corporate Governance Guidelines and the charters of its Audit Committee, Compensation Committee and Nominations/Corporate Governance Committee are available on the Company's website at www.ethanallen.com/governance. Any waiver of the Business Code for directors or named executive officers may only be made by the Nominations/Corporate Governance Committee, and any waivers or amendments will be disclosed promptly by a posting on our website. Stockholders may request a copy of any of these documents by writing to: Ethan Allen Interiors Inc., Ethan Allen Drive, Danbury, CT 06811, Attn: Office of the Secretary.

Leadership Structure and Board of Directors' Role in Risk Oversight

        The Company's leadership structure combines the leadership role of the Chairman and CEO coupled with the role of a lead independent director. The Board of Directors believes that the existence of a lead independent director supports strong corporate governance principles while deriving the benefit of having the Company's CEO also serve as Chairman of the Board of Directors. The Board of Directors believes that the Company's current leadership structure enhances the Chairman/CEO's ability to provide insight and direction on the Company's strategic direction to both management and independent directors, and at the same time, with the support and oversight of a lead independent director, ensures that the appropriate level of independent oversight is applied to management decisions. The lead independent director's primary responsibility is to ensure that the Board of Directors provides independent oversight of management and that directors and stockholders have an independent leadership contact. The Board of Directors believes that this structure ensures that the independent directors continue to effectively oversee management and provide effective oversight of key issues relating to strategy, risk and integrity without the need to split the roles of Chairman/CEO.

        The Board of Directors believes that splitting the roles, especially in light of Mr. Kathwari's skill and experience, would potentially have the consequence of making our management and governance process less effective through the undesirable duplication of work, and, in the worst case, the blurring of accountability and responsibility without any clear benefits.

        The Board of Directors oversees an enterprise-wide approach to risk management, designed to identify risk areas and provide oversight of the Company's risk management, to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and to enhance stockholder value. A fundamental part of the boards risk management is to understand the risks the company faces and what steps management is taking to manage those risks. The Board of Directors participates in discussions with management concerning the Company's overall level of risk, the Company's business strategy and organizational objectives which are all integral components of its assessment of management's tolerance for risk.

Meetings and Committees of the Board of Directors

        During fiscal year 2012, there were five (5) regularly scheduled meetings of the Board of Directors and the annual meeting of stockholders. Independent directors ordinarily meet in executive session without management present immediately after regularly scheduled Board of Directors meetings. These sessions are chaired by the lead independent director. Kristin Gamble currently serves as lead independent director.

        All directors are expected to attend all Board of Directors meetings, independent director meetings, stockholder meetings and committee meetings, as appropriate. The Board of Directors realizes that conflicts may arise from time to time but expects that each director will make every effort to keep such conflicts to a minimum. All directors who then held office attended the November 15, 2011 annual meeting of stockholders. In fiscal year 2012, there was 92% attendance at all Board of Directors meetings and committee meetings.

        The Board of Directors has established three standing committees: the Audit Committee; the Compensation Committee; and the Nominations/Corporate Governance Committee. Committee memberships of each nominee and continuing or current director are set forth below:

Name	Audit Committee	Nominations/Corporate Governance Committee	Compensation Committee	Lead Independent Director
Clinton A. Clark	Chairperson		Member
John J. Dooner, Jr.	Member	Member
Kristin Gamble	Member		Chairperson	X
James W. Schmotter		Member
Frank G. Wisner		Chairperson	Member
Don M. Wilson, III	Member

        Additionally, the Board of Directors determined that all of the members of the standing committees are (i) "independent" within the meanings of the listings standards of the NYSE, (ii) "non-employee directors" (within the meaning of Rule 16b-3 under the Exchange Act) and (iii) "outside directors" (within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the Code)). See "Corporate Governance" beginning on page 7.

AUDIT COMMITTEE

        The Audit Committee is principally responsible for ensuring the accuracy and effectiveness of the annual audit of the financial statements as conducted by the Company's internal auditors and independent registered public accounting firm. The duties of the Committee include, but are not limited to: (i) appointing and supervising the Company's independent registered public accounting firm; (ii) assessing the scope and structure of the Company's internal audit function; (iii) reviewing the scope of audits to be conducted, as well as the results thereof; (iv) approving audit and non-audit services provided to the Company by the independent registered public accounting firm; and (v) overseeing the Company's financial reporting activities, including the Company's system of internal control and the accounting standards and principles applied.

        In accordance with SEC regulations, the Audit Committee has approved an Audit Committee Charter, describing the responsibilities of the Audit Committee, (see page 9 for website address). The Board of Directors has concluded that each member of the Audit Committee is "independent". See "Corporate Governance" beginning on page 7. The Board of Directors has determined that all Audit Committee members, as required by SEC regulations and NYSE rules, are financially literate, and at least one member of the Audit Committee has accounting or related finance management expertise, as interpreted by the Board of Directors. The Board of Directors has determined that each member of the Audit Committee is an "audit committee financial expert" as defined under Item 407(d)(5)(ii) of SEC Regulation S-K and as contemplated by Rule 10A-3 of the Exchange Act.

Report of the Audit Committee of the Board of Directors

        The Audit Committee, on behalf of the Board of Directors, oversees the Company's financial reporting process, including the Company's system of internal control. However, management has the primary responsibility for the financial statements and the reporting process, including the system of internal control. In fulfilling its oversight responsibilities, the Audit Committee reviewed, with management, the audited financial statements contained within the Annual Report on Form 10-K, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures contained in those financial statements. In addition, in compliance with the Sarbanes-Oxley Act of 2002 ("SOX"), the Audit Committee reviewed with management and KPMG, the Company's independent registered public accounting firm, the effectiveness of the Company's system of internal control over financial reporting as of June 30, 2012.

        The Audit Committee reviewed with KPMG, who is responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles, their judgment(s) as to the quality, not just the acceptability, of the Company's accounting principles. The Audit Committee also reviewed such other matters as are required to be discussed under auditing standards of the Public Company Accounting Oversight Board (United States), including AU Section 380. In addition, the Audit Committee has received from KPMG the written disclosures required by Independence Standards Board Standard No. 1 and has discussed with KPMG the auditors' independence from management and the Company.

        The Audit Committee discussed with the Company's internal auditors and KPMG the overall scope and plans for their respective audits. The Audit Committee met independently with the internal auditors and KPMG, with and without management present, to discuss the results of their examinations, their evaluations of the Company's system of internal control and the overall quality of the Company's financial reporting practices. The Audit Committee held seven (7) meetings during fiscal year 2012, which included, but were not limited to, the review of the quarterly Form 10-Q filings and annual Form 10-K filing.

        In reliance on the reviews and discussions referred to above, the Audit Committee approved the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended June 30, 2012 for filing with the SEC.

CLINTON A. CLARK, CHAIR JOHN J. DOONER, JR. KRISTIN GAMBLE DON M. WILSON, III

 NOMINATIONS/CORPORATE GOVERNANCE COMMITTEE

        The duties of the Nominations/Corporate Governance Committee ("Nominations Committee") include, but are not limited to, the duty to: (i) develop qualification criteria for Board of Directors members and nominate or recommend to the Board of Directors individuals to serve on the Board of Directors; (ii) review, annually, the qualifications of each member of the Board of Directors; (iii) review and monitor the Company's corporate governance policies and guidelines, including the Company's trading policy for its directors and executive officers; and (iv) make an annual assessment of the Board of Directors' performance and report to the Board of Directors. The Nominations Committee follows the procedure concerning nominations or consideration of director candidates recommended by stockholders set forth in the By-laws. The By-laws of the Company permit stockholders, as of the Record Date, to nominate director candidates at the annual meeting, subject to certain notification requirements. (See "Stockholder Proposals and Nomination of Directors" under Other Matters, beginning on page 36 herein, for information on how to submit a proposal or nominate a director.) The Nominations Committee believes that as a result of the provisions in the By-laws, any separate policy relating to stockholder proposals or nominations would be duplicative. Each member of the Nominations Committee is "independent" as defined in Section 303A.02 of the NYSE Listed Company Manual. The Nominations Committee met formally one (1) time and individual committee members communicated, when necessary, by telephone or other means during fiscal year 2012.

        The Nominations Committee seeks candidates who demonstrate a willingness and ability to prepare for, attend and participate in all Board of Directors and committee meetings and whose experience and skill would complement the then existing mix of directors. The Nominations Committee may consider the diversity of a candidate's background and experience when evaluating a nominee, as well as the diversity of a candidate's perspectives, which may result from diversity in age, gender, ethnicity or national origin. While the Nominations Committee may consider diversity in its evaluation process, the Nominations Committee does not have a formal policy with regard to the consideration of diversity in identifying director nominees. The Nominations Committee gathers suggestions as to individuals who may be available to meet the Board of Directors' future needs from a variety of sources, such as past and present directors, stockholders, colleagues and other parties with which a member of the Nominations Committee or the Board of Directors has had business dealings, and undertakes a preliminary review of the individuals suggested. At such times as the Nominations Committee determines that a relatively near term need exists and the Nominations Committee believes that an individual's qualities and skills would complement the then existing mix of directors, the Nominations Committee or its Chair will contact the individual. The Chair will, after such contact, discuss the individual with the Nominations Committee. Based on the Nominations Committee's evaluation of potential nominees and the Company's needs, the Nominations Committee determines whether to nominate the individual for election as a director. While the Nominations Committee has not, in the past, engaged any third party firm or consultant to identify or evaluate nominees, the Nominations Committee, in accordance with its charter, may do so in the future. The Nominations Committee would evaluate nominees for director, recommended by a stockholder, in the same manner it undertakes the Nominations Committee's evaluation.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires our executive officers and directors, owners of over 10% of our Common Stock, and some persons who formerly were directors or executive officers, to file reports of ownership and changes in ownership with the SEC and the NYSE and furnish us with a copy of each report filed. Based solely on our review of copies of the reports by some of those persons and written representations from others that all reports were filed or that no reports were required, we believe that during fiscal year 2012 all Section 16(a) filing requirements were complied with in a timely fashion except (i) a filing by M. Farooq Kathwari on January 3, 2012 for a transaction that occurred on December 28,

2011, and (ii) a filing by Tracy Paccione on March 21, 2012 for a transaction that occurred on March 16, 2012.

Security Ownership of Common Stock of Certain Owners and Management

        The following table sets forth, as of September 18, 2012, except as otherwise noted, information with respect to beneficial ownership of the Common Stock in respect of: (i) each director and Named Executive Officer (as defined herein) of the Company; (ii) all directors and Named Executive Officers of the Company as a group; and (iii) based on information available to the Company and a review of statements filed with the SEC pursuant to Section 13(d) and/or 13(g) of the Exchange Act, each person or entity that beneficially owned (directly or together with affiliates) more than 5% of the Common Stock. The Company believes that each individual or entity named has sole investment and voting power with respect to shares of Common Stock indicated as beneficially owned by them, except as otherwise noted. Unless otherwise noted below, the address for each listed director and Named Executive Officer is Ethan Allen Interiors Inc., Ethan Allen Drive, Danbury, CT 06810.

Name and Address of Beneficial Owner	Shares Beneficially Owned(1)	Common Stock Percentage Ownership(1)
Directors and Executive Officers:
M. Farooq Kathwari(2)	3,944,909	13.97%
Kristin Gamble(3)	35,500	*
Corey Whitely(4)	22,378	*
Frank G. Wisner(5)	18,100	*
Clinton A. Clark(6)	17,000	*
Don M. Wilson, III(7)	11,000	*
Tracy Paccione(8)	8,965	*
David R. Callen(9)	6,695	*
Lynda W. Stout(10)	5,379	*
James W. Schmotter(11)	2,700	*
John J. Dooner, Jr.(12)	1,000	*
Named executive officers and directors as a group(2) - (12)	4,073,626	14.43%
Other Principal Stockholders:
Royce & Associates, LLC(13)	3,868,560	13.41%
Invesco Ltd.(14)	2,611,043	9.05%
FMR LLC(15)	2,601,610	9.02%
BlackRock, Inc.(16)	2,025,426	7.02%
WS Management, LLLP(17)	1,583,200	5.49%

*
Indicates beneficial ownership of less than 1% of shares of Common Stock.

(1)
Information presented herein for each director and Named Executive Officer reflects beneficial share ownership and includes stock-based compensation awards and outstanding options granted under the 1992 Stock Option Plan ("Option Plan") (the "Stock Options") which, as of September 18, 2012, are currently exercisable or will become exercisable within sixty (60) days by such director or Named Executive Officer, as applicable. The information provided for other principal stockholders is based solely on the most recently filed statements filed with the SEC pursuant to Section 13(d) and/or 13(g). We have not made any individual determination as to beneficial ownership of any such other principal stockholders.

(2)
Includes (a) 1,969,302 shares owned directly by Mr. Kathwari, (b) 740,368 shares owned indirectly by Mr. Kathwari, (c) 109,000 shares of restricted Common Stock, (d) options to purchase 992,500 shares of Common Stock, (e) 7,739 shares held indirectly by Mr. Kathwari in the Ethan Allen Retirement Savings Plan, and (f) 126,000 stock units as noted on page 29 under Employment Agreement.

(3)
Includes (a) 10,000 shares owned directly by Ms. Gamble, and (b) options to purchase 25,500 shares of Common Stock.

(4)
Includes (a) 1,667 shares of restricted Common Stock, (b) options to purchase 19,250 shares of Common Stock, and (c) 1,461 shares of Common Stock held indirectly by Mr. Whitely in the Ethan Allen Retirement Savings Plan.

(5)
Includes (a) 5,600 shares owned directly by Mr. Wisner, (b) 500 shares of restricted Common Stock, and (c) options to purchase 12,000 shares of Common Stock.

(6)
Includes (a) 5,000 shares owned directly by Mr. Clark, and (b) options to purchase 12,000 shares of Common Stock.

(7)
Includes (a) 10,500 shares of Common Stock owned directly by Mr. Wilson, and (b) 500 shares of restricted Common Stock.

(8)
Includes (a) 668 shares of restricted Common Stock, (b) options to purchase 8,200 shares of Common Stock, and (c) 97 shares of Common Stock held indirectly by Ms. Paccione in the Ethan Allen Retirement Savings Plan.

(9)
Includes (a) 2,000 shares of Common Stock owned directly by Mr. Callen, (b) 500 shares of restricted Common Stock, (c) options to purchase 4,075 shares of Common Stock, and (d) 120 shares of Common Stock held indirectly by Mr. Callen in the Ethan Allen Retirement Savings Plan.

(10)
Includes (a) 834 shares of restricted Common Stock, (b) options to purchase 4,425 shares of Common Stock, and (c) 120 shares of Common Stock held indirectly by Ms. Stout in the Ethan Allen Retirement Savings Plan.

(11)
Includes (a) 2,200 shares of Common Stock owned directly by Mr. Schmotter, and (b) 500 shares of restricted Common Stock.

(12)
Includes (a) 500 shares of Common Stock owned directly by Mr. Dooner, and (b) 500 shares of restricted Common Stock.

(13)
Royce & Associates, LLC ("Royce"), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, beneficially owned 3,868,560 shares of Common Stock as per their Schedule 13G filing with the SEC on January 11, 2012. The address of Royce is 745 Fifth Avenue, New York, New York 10151.

(14)
Invesco Ltd. ("Invesco"), a U.K. entity and an investment advisor registered under Section 203 of the Investment Advisors Act, and a holding company, beneficially owned 2,611,043 shares of Common Stock per their Schedule 13G filing with the SEC on February 13, 2006. The address of Invesco is 1555 Peachtree Street, NE, Suite 1000, Atlanta, Georgia 30309.

(15)
FMR LLC ("FMR"), a parent holding company of certain institutional investment managers registered under the Exchange Act and certain other entities, beneficially owned 2,601,610 shares of Common Stock as per their Schedule 13G filing with the SEC on July 10, 2012. The address of FMR is 82 Devonshire Street, Boston, MA 02109.

(16)
BlackRock, Inc. ("BlackRock"), a parent holding company of certain institutional investment managers registered under the Exchange Act and certain other entities, beneficially owned 2,025,426 shares of Common Stock as per their Schedule 13G filing with the SEC on February 13, 2012. The address of BlackRock is 40 East 52nd Street, New York, NY 10022.

(17)
WS Management, LLLP ("WS"), a partnership, beneficially owned 1,583,200 shares of Common Stock per their Schedule 13G filing with the SEC on February 7, 2012. The address of WS is 4306 Pablo Oaks Court, Jacksonville, FL 32224.

COMPENSATION COMMITTEE
Compensation Discussion and Analysis

        The purpose of this Compensation Discussion and Analysis is to provide material information about the Company's compensation objectives and policies for its Named Executive Officers and to put into perspective the tabular disclosures and related narratives.

Compensation Philosophy and Objectives

        The Company's executive compensation philosophy is focused on attracting, retaining and motivating a qualified management team and aligning their interests with the long-term interests of stockholders. This is accomplished by offering compensation packages which are (i) competitive within the industries in which the Company operates, (ii) fair and equitable among the executives and (iii) which provide incentives for the long-term success and performance of the Company. Compensation is allocated among base salary, annual discretionary cash incentive compensation and long-term equity incentives. Incentive compensation for Named Executive Officers and managerial employees, other than Mr. Kathwari, is discretionary and designed to (i) reward achievement within areas under the control of the relevant employee, although Company-wide performance is also a significant factor and (ii) to retain management for the long-term success and performance of the Company. The Principal Executive Officer exercises discretion in assessing an executive's personal performance, including that of Named Executive Officers (other than his own), and the extent, if any, of incentive compensation. We consider the cost to the Company when we make decisions regarding total compensation. As the level of responsibility increases, the portion of an executive's compensation tied to the Company's and the executive's personal performance will be proportionately greater. Finally, we endeavor to ensure that the Company's compensation program is perceived as fundamentally fair to all stakeholders.

        The duties of the Compensation Committee include, but are not limited to: (i) reviewing and making determinations with regard to the employment arrangements and compensation for the Principal Executive Officer, President and Principal Financial Officer or Treasurer; and (ii) considering and either accepting, modifying or rejecting the Principal Executive Officer's recommendations as to incentive compensation for other executives, including Named Executive Officers. No member of the Compensation Committee was an officer or employee of the Company or any of its subsidiaries during fiscal year 2012. The Compensation Committee, in accordance with its charter, may, and during fiscal year 2012 did, engage any third party firm or consultant in fulfilling its responsibilities. The Compensation Committee, during fiscal year 2012, held six (6) formal meetings and individual committee members communicated via telephone and email throughout the development and negotiation of the terms of the New Employment Agreement, discussed below.

General Policies Regarding Compensation of Named Executive Officers

        The Compensation Committee's goal is to establish compensation levels and administer executive compensation which serves to: (i) attract and retain high quality managerial and executive talent; (ii) reward executives for superior performance; and (iii) structure appropriate incentives for executives to produce sustained superior performance in the future. In assessing the compensation arrangements for Named Executive Officers, other than the Principal Executive Officer, the Compensation Committee solicits recommendations from the Principal Executive Officer relating to annual discretionary cash incentive compensation and long-term equity incentives such as stock option grants or restricted stock awards, which it considers and either accepts, modifies or rejects.

Executive Compensation—Advisory Vote

        In November 2011, the Company held its first stockholder advisory vote to approve the compensation paid to our named executive officers in 2011, which resulted in 97% of the votes cast approving such compensation. The Committee considered the results of the advisory vote in reviewing executive compensation, noting the high level of stockholder support, and elected to continue the same principles in determining the types and amounts of compensation to be paid to our Named Executive Officers in 2012.

Overview of Process and Compensation Components

        The compensation for our executives, including our President and Principal Executive Officer, is comprised of three primary elements: base salary, cash incentive compensation and long-term equity incentives. We also provide or have provided, on a limited basis, perquisites, a retirement savings plan and, for select executives, employment and post-employment agreements. The Company does not maintain a stock ownership policy.

        During fiscal year 2012, the Company maintained a cash incentive compensation program (See "Incentive Bonus" under Executive Compensation on page 21), whereby the Principal Executive Officer made recommendations to the Compensation Committee with respect to select executives and managerial employees, other than himself. The other executives and managerial employees are not present at the time of deliberations, although the Principal Executive Officer is or may be present. The Compensation Committee considers such recommendations and, consistent with the overall compensation philosophy, the duties of the Committee and general policies regarding compensation, may accept or adjust such recommendations. The Principal Executive Officer, along with the Compensation Committee, conducts, as needed, an informal review of market data with the assistance of the Company's Human Resource Department which periodically performs benchmarking studies. Because no targets are set in advance of a fiscal year, the Compensation Committee considers the Incentive Bonus to be a discretionary bonus. In fiscal year 2012, the Principal Executive Officer presented his recommendations as to incentive compensation, including annual discretionary cash bonus and equity incentives for other Named Executive Officers, taking into account each Named Executive Officers' total compensation resulting from base salary, discretionary cash and long-term incentives. After considering such recommendations and discussions with the Principal Executive Officer, the Compensation Committee agreed with the Principal Executive Officer's recommendations for fiscal year 2012.

Employment Agreement

        The Compensation Committee reviews, annually, the performance and compensation of the Principal Executive Officer. For a detailed description of the terms of the New Employment Agreement that governed Mr. Kathwari's compensation for 2012 see "New Employment Agreement" beginning on page 26.

        When developing an employment agreement for the Principal Executive Officer we engage the services of an independent third party consultant to assist in gathering relevant market information on peer group compensation practices which we analyze and consider in developing the compensation package to be included in the employment agreement. We also receive input from legal counsel, as appropriate. This is the process followed during fiscal year 2012 and described in greater detail below.

        As a result of Mr. Kathwari's continued achievements and contributions, effective October 1, 2011 the Company entered into a new employment agreement, with a term of approximately five (5) years ending June 30, 2016. Effective October 1, 2011, the Compensation Committee approved and the independent members of the Company's Board of Directors ratified, subject to approval by stockholders of the incentive components thereof, the new employment agreement between Mr. Kathwari and the Company (the "New Employment Agreement"). The Compensation Committee believes that the compensation package for Mr. Kathwari provided for in the New Employment Agreement was appropriate in light of

(i) Mr. Kathwari's extensive experience in the home furnishings industry, (ii) his knowledge and background with respect to both manufacturing and retailing, (iii) his equity interest in the Company and (iv) in particular, his responsibility for and the results of implementation of the strategic plan for the Company and the Ethan Allen brand; especially in light of the extraordinarily difficult business climate of the several years preceding the date of the New Employment Agreement. For a detailed description of the terms of the New Employment Agreement (See "New Employment Agreement," beginning on page 26).

        To assist in developing the terms of the New Employment Agreement for Mr. Kathwari, the Compensation Committee engaged Sibson Consulting. Members of the Compensation Committee met and/or had discussions and communications with representatives of the consultant including four (4) teleconferences over several months in fiscal year 2012. Key considerations for the Compensation Committee in developing the compensation package to be included in the New Employment Agreement were: (i) identification of a peer group, which included both known competitors of the Company and companies in related industries and/or with companies of similar revenue and employee size; (ii) ensuring that the overall level of compensation was competitive and appropriate with the market; (iii) ensuring that a substantial portion of the total compensation package was tied to incentive performance compensation; and (iv) creation of parameters that provide for increased compensation based upon performance of the Company. The companies that Sibson Consulting reviewed included, but were not limited to, Haverty Furniture Companies, Inc., Herman Miller, Inc., Pier I Imports, Inc., Polo Ralph Lauren and Williams Sonoma Inc. Sibson Consulting analyzed data contained in proxy filings of the peer group. In addition, they analyzed published compensation data for a broader group of retail and similarly sized companies.

        The Compensation Committee and Mr. Kathwari agreed to include substantial long term or performance incentive components in the New Employment Agreement. As a result, a large part of Mr. Kathwari's potential compensation under the New Employment Agreement is in the form of stock options, restricted stock awards, and an annual incentive award based upon the Company's operating income.

Equity Compensation

        In determining the aggregate size of individual option grants, stock unit awards and restricted stock awards, the Compensation Committee considers the aggregate number of shares available, which is, in turn, a function of: (i) the level of stockholders' dilution; (ii) the number of shares previously authorized by stockholders and remaining available; and (iii) the number of individuals to whom the Company wishes to grant stock options, stock unit awards and/or restricted stock awards. The Compensation Committee also considers the range of potential compensation levels that may be yielded by the option grants or restricted stock awards. The Compensation Committee reserves the discretion to consider any factors it deems relevant, and to give all factors considered the relative weight it deems appropriate under the circumstances, then prevailing, in reaching its determination regarding the size and timing of option grants, stock unit awards and restricted stock awards. The timing of option grants is neither date nor event specific. Grants of stock options to the Company's executives under the Option Plan provide an incentive to executives and managerial staff to achieve the Company's long-term performance objectives and to retain managerial staff.

        Whether an equity incentive grant will be made to a Named Executive Officer, and if so in what amount, is based upon: (i) the subjective evaluation, by the Principal Executive Officer, of the Named Executive Officer's contribution to the Company's future success following which a recommendation may be made to the Compensation Committee; (ii) the level of incentive compensation previously provided by the number and term of the Named Executive Officer's existing stock option and restricted stock holdings; and (iii) the market price of the Common Stock on the date of grant. Generally it is our practice to allocate to the Principal Executive Officer a block of equity incentive awards (stock options and/or restricted stock) to be granted throughout the fiscal year to recruit executives, and reward and retain management, including the Named Executive Officers other than himself. Prior to any grant the Compensation

Committee reviews the Principal Executive Officer's recommendations and either accepts, rejects or modifies same. Equity incentives are granted to directly align the interest of employees, including the Named Executive Officers, with the appreciation on the Common Stock. Options typically vest twenty-five (25%) percent per year beginning one year after the grant date, with full vesting over a four (4) year period. The term of such options is ten (10) years, after which the options expire, unless the employee separates from the Company earlier, at which point the options expire 90 days after such separation. The exercise price is established using the closing price of our Common Stock on the date of grant. Restricted stock awards typically vest one-third per year beginning one year after the grant date, with full vesting over a three (3) year period. Any stock not fully vested on the date the employee separates is forfeited.

2012 Compensation

        In fiscal year 2012, 32,718 share grants or awards of equity incentives were made to Named Executive Officers, executives or employees other than the Principal Executive Officer, and, pursuant to the New Employment Agreement, Mr. Kathwari was awarded 105,000 shares of restricted stock and 300,000 options to purchase shares of Common Stock. Mr. Kathwari was also awarded 30,000 shares of service based restricted stock as a result of the Company's performance.

        At the end of fiscal year 2012, in reviewing total compensation for 2012, the Compensation Committee reviewed the total compensation of the Named Executive Officers throughout the year and determined that the payment of discretionary cash bonus awards and stock options for each Named Executive Officer was appropriate. The amount of each award was considered in light of the overall compensation philosophy, policies and objectives of the Compensation Committee. The Compensation Committee considered the value of total compensation paid or awarded to each Named Executive Officer along with the total value that the Named Executive Officer brought to the Company considering the following:

  1.
  The extent that the Named Executive Officer took initiatives to position the Company well for the future;

  2.
  The extent that the Named Executive Officer contributed to the reduction and minimization in the overall overhead cost of the Company;

  3.
  The extent that the Named Executive Officer was successful in maintaining the morale of his or her department(s)/division(s);

  4.
  The extent that the Named Executive Officer contributed to the Company's strategic objective to conserve cash; and

  5.
  The extent that the Named Executive Officer contributed to a more efficient operation of the Company and sensible maximizing of Company revenues.

        Although the Compensation Committee will continue to consider deductibility under Section 162(m) with respect to future compensation arrangements with Named Executive Officers, deductibility will not be the sole factor used in determining appropriate levels or methods of compensation. Since Company objectives may not always be consistent with the requirements for full deductibility, the Company may enter into compensation arrangements under which payments are not deductible under Section 162(m).

Conclusion

        The Compensation Committee believes that long-term stockholder value is enhanced by corporate and individual performance achievements. Through the plans and practices described above, a meaningful portion of the Company's executive compensation is based on competitive pay practices, as well as corporate and individual performance. The Compensation Committee believes equity compensation, in the form of stock options, restricted stock, and stock units is vital to the long-term success of the Company.

The Compensation Committee remains committed to this policy, recognizing that the competitive market for talented executives and the cyclical nature of the Company's business may result in highly variable compensation for a particular time period.

Report of the Compensation Committee of the Board of Directors

        The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth above. Based upon the review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company's proxy statement.

KRISTIN GAMBLE, CHAIR
CLINTON A. CLARK
FRANK G. WISNER

Executive Compensation

        Set forth below is a description of the business experience of each Named Executive Officer, other than Mr. Kathwari, whose experience is set forth on page 6.

        David R. Callen, 45, has served as Vice President, Finance & Treasurer since joining the Company in 2007. As the Principal Financial Officer, he is responsible for all aspects of accounting and reporting, investor relations, tax, and treasury functions for the Company. Before joining Ethan Allen, Mr. Callen gained international business experience serving in increasingly responsible financial management positions with an emphasis on brand support and manufacturing in multiple industries including automotive, dental, outdoor recreational products, high tech, and public accounting. Mr. Callen holds a B.A. in Accounting from Michigan State University and is a licensed Certified Public Accountant in the state of Connecticut.

        Tracy Paccione, 46, has served as Vice President of Merchandising since June 2009. She is responsible for overseeing the Company's merchandising, resourcing, and product development. Ms. Paccione began working for Ethan Allen as a Merchandise Manager in 1997. Prior to her current role, she served as Director of Accents Merchandising and then Vice President of Upholstery and Accents Merchandising. Ms. Paccione has more than 21 years experience in the home furnishings industry. Before joining Ethan Allen, she was a Home Furnishings Buyer for Bloomingdales in New York City. She holds a B.A. in Art History from Hamilton College.

        Lynda W. Stout, 48 has served as Vice President, Retail Division since October 2007. Ms. Stout is responsible for the oversight of the Company's retail division and its employees. She joined Ethan Allen Retail, Inc. in 2002 and has since held positions of increasing responsibility in the Company's retail division. Ms. Stout has over 24 years experience in the areas of Interior Design, management, and sales. She is a graduate of West Virginia University where she studied Interior Design and Business.

        Corey Whitely, 52, has served as Executive Vice President, Operations since October 2007 and Executive Vice President of our subsidiary, Ethan Allen Operations, Inc., since 2005. He is responsible for overseeing the Company's manufacturing, logistics processes and information systems. Mr. Whitely served as Vice President Operations from 2003 until October 2007. He joined the Company in 1988 in the retail division and has held positions of increasing responsibilities including the areas of information technology, logistics and manufacturing. Mr. Whitely also serves on the Board of Directors of the Connecticut Retail Merchants Association, a statewide group representing retailers in Connecticut, where he also serves as Treasurer, and is a member of the National Retail Federation's CIO Council which is the industry's committee of IT leaders.

Summary Compensation Table

        The following table sets forth, as to the Principal Executive Officer, Principal Financial Officer and the three next most highly compensated officers (the "Named Executive Officers"), information concerning all compensation paid or accrued for services rendered in all capacities to the Company during the fiscal years indicated.

Name and Principal Position	Year	Salary(6)	Bonus	Stock award(1)		Option awards(1)		All other compensation(3)		Total
M. Farooq Kathwari,	2012	$1,150,050	$1,810,000	$2,001,150	(2)	$1,707,081	(2)	$150,115	(4)	$6,818,396
Chairman of the Board,	2011	$1,138,511	$600,000	$152,130		—		$77,051		$1,967,692
President and Principal	2010	$1,050,050	$150,000	$374,498		$630,800		$83,337		$2,288,685
Executive Officer
David R. Callen,	2012	$243,269	$50,000	$0		$16,728		$1,200		$311,197
Principal Financial Officer	2011	$228,125	$35,000	—		—		$1,000		$264,125
	2010	$213,750	$25,000	$21,675		$11,200		$750		$272,375
Corey Whitely,	2012	$344,231	$100,000	$0		$50,183		$1,200		$495,614
Executive Vice President,	2011	$298,269	$70,000	—		—		$1,000		$369,269
Operations	2010	$285,000	$45,000	$72,250		$44,800		$750		$447,800
Lynda W. Stout,	2012	$247,692	$70,000	$0		$20,910		$1,200		$339,802
Vice President, Retail Division	2011	$228,673	$40,000	—		—		$1,000		$269,673
	2010	$218,500	$25,000	$36,125		$22,400		$27,747	(5)	$329,772
Tracy Paccione,	2012	$245,961	$65,000	$0		$25,092		$1,200		$337,253
Vice President, Merchandising	2011	$211,567	$50,000	—		—		—		$261,567
	2010	$185,200	$30,000	$28,900		$22,400		$750		$267,250

(1)
The amounts shown for stock awards and option awards represent the fair values as of each grant date, computed in accordance with Accounting Standards Codification Topic 718. For financial statement reporting purposes, these fair values are charged to expense over the vesting period, which is generally three years for stock grants and four years for option grants. The actual values that employees may realize if any, will not be known until the vesting date and could differ significantly. See footnote 11 to the Company's Form 10-K for fiscal year ended June 30, 2012 for assumptions in the valuation.

(2)
In conjunction with the New Employment Agreement dated September 30, 2011, Mr. Kathwari was awarded 105,000 shares of restricted stock and 300,000 stock options both of which vest in equal parts over the five year term of the New Employment Agreement. The amounts shown for stock awards and option awards include awards under the New Employment Agreement at the fair values as of the grant date which could vary significantly from the amounts ultimately realized by Mr. Kathwari. Also included are 30,000 shares of restricted stock awarded to Mr. Kathwari as a result of the Company's performance.

(3)
Includes contributions by the Company pursuant to the Ethan Allen Retirement Savings Plan, of $1,200 for each Named Executive Officer for fiscal year 2012, $1,000 for each Named Executive Officer, other than Ms. Paccione, for fiscal year 2011, and $750 for fiscal year 2010 for all Named Executive Officers.

(4)
The following is a detailed table outlining the components of Mr. Kathwari's other compensation for fiscal 2012. Amounts reflected below represent actual amounts charged to the Company's operations during the fiscal year ended June 30, 2012. In addition, there were other incremental costs incurred by the Company for: (i) a Company car ($77,012); (ii) a club membership ($6,067); and (iii) a fractional ownership share in a Company plane ($63,252) all of which were used solely for business purposes. It is Mr. Kathwari's practice to reimburse the Company for any incremental costs relating to his personal use of the Company plane and club membership. (See also "Executive Perquisites/Other Personal Benefits" on page 25.)

Life insurance premiums	$50,000
Retirement contract (change in value)	$(12,968)
Restricted Stock book account (change in value)	$53,963
Cash dividends on Stock Units	$35,280
Legal fees paid by Company relating to New Employment Agreement	17,640
Company match under Ethan Allen Retirement Savings Plan	$1,200
Personal service of Company staff	$5,000

Total	$150,115

(5)
Includes reimbursement of moving expenses of $26,997 in fiscal 2010.

(6)
The totals reflect a $100,000 voluntary reduction in Mr. Kathwari's annual base salary and a voluntary five percent (5%) reduction in the salary of the other Named Executive Officers, in all cases beginning March 1, 2009 through July 31, 2010.

Incentive Bonus

        Each Named Executive Officer, along with other executives and key senior managerial employees, is eligible for consideration for a discretionary annual cash incentive bonus (the "Incentive Bonus"). Incentive Bonuses are intended: (i) to reward key employees based upon both the Company's performance and the individual's performance; (ii) to motivate key employees; and (iii) to provide competitive cash compensation opportunities.

        For fiscal year 2012, the Company's Compensation Committee maintained a cash incentive compensation program for key senior managerial employees including the Named Executive Officers of the Company other than Mr. Kathwari. The cash incentive compensation program was comprised of an aggregate of up to $750,000 in cash to be distributed to managerial employees, other than Mr. Kathwari, in amounts recommended by Mr. Kathwari. In light of the Company's performance for fiscal year 2012 and its cash position, the Compensation Committee believed it was in the best interest of the Company and its stockholders to make Incentive Bonus payments to the Named Executive Officers. The Compensation Committee was in agreement with Mr. Kathwari's recommendations as to the Named Executive Officers, other than himself. All Incentive Bonus payments were made to reward executives for their performance during this difficult economic and business climate and to keep the managerial staff motivated to continue to deliver positive results and guide the Company to meet its strategic objectives. Because no targets are set in advance of a fiscal year, the Compensation Committee considers the Incentive Bonus to be a discretionary bonus.

        For fiscal year 2012 the amount of Mr. Kathwari's incentive bonus was determined in accordance with his New Employment Agreement. In light of the Company's performance for fiscal 2012 and in accordance with the bonus formula in the New Employment Agreement, Mr. Kathwari was entitled to a bonus of $1,810,000.

Equity Incentives

Stock Units and Restricted Stock

        We award stock units and restricted stock in certain circumstances to provide competitive pay packages. These awards are designed primarily to retain qualified executives since the employee cannot sell shares during the restriction period, which is of variable duration, including up until the date of separation from the Company. These grants are used to align the Named Executive Officers with long-term stockholder value.

        The accounting cost of restricted stock and stock unit awards, for which the exercise price is zero, is calculated based on the closing price of a single share of Common Stock on the date of the award for awards with no performance or market conditions. Awards with market conditions were granted in fiscal 2010, using a binomial lattice model, with the following assumptions:

Volatility
Ethan Allen	62.2%
S & P 500	35.1%
Risk-free rate of return	1.6%
Dividend Yield	1.9%
Expected Average Life	3.0 yrs

        In fiscal year 2012, the Company awarded 2,718 shares of restricted stock pursuant to the Option Plan or otherwise to recruit executives. Mr. Kathwari received 135,000 shares of restricted stock, 105,000 of which were pursuant to the New Employment Agreement. See Note 11 to "Notes to Consolidated Financial Statement" in the Company's Annual Report on Form 10-K for the year ended June 30, 2012 for additional information. The Company has registered the issuance of the shares. Dividends are not payable on previously granted shares of unvested restricted stock; however Mr. Kathwari receives dividend-equivalent payments. The number of shares of restricted stock to each Named Executive Officer is identified in the Grants of Plan-Based Awards table below. Each restricted stock agreement contained typical vesting and other terms as reflected in the Outstanding Equity Award at Fiscal year end table and the footnotes thereto.

Non-qualified stock options

        Stock options granted with exercise prices equal to 100% of the underlying Common Stock market value, based on the closing price of a single share of Common Stock on the date of grant, are currently the Company's primary long term compensation vehicle for executives and managerial staff. The Compensation Committee believes that stock options align the interests of management with those of the Company's stockholders, providing appropriate incentive to motivate management, thereby increasing stockholder return.

        In fiscal 2012, the Company awarded 30,000 options to purchase shares of Common Stock to executives or employees including Named Executive Officers, other than Mr. Kathwari pursuant to the Option Plan or otherwise. Mr. Kathwari received 300,000 shares of Common Stock in accordance with the New Employment Agreement. See Note 11 to "Notes to Consolidated Financial Statements" in the Company's Annual Report on Form 10-K for the year ended June 30, 2012. The Company has registered the issuance of the shares of Common Stock which are issuable upon exercise of such options. The number of shares of options granted to each Named Executive Officer is identified in the Grants of Plan-Based Awards table below. Each option agreement contained typical vesting and other terms as reflected in the Outstanding Equity Award at Fiscal year end table and the footnotes thereto.

        The accounting cost of stock option grants is determined on the date of grant and recognized over the applicable vesting period. We estimate, as of the date of grant, the fair value of stock options granted using the Black-Scholes option-pricing model. Use of a valuation model requires management to make certain assumptions with respect to selected model inputs, including anticipated changes in the underlying stock price (i.e. expected volatility) and option exercise activity (i.e. expected life). Expected volatility is based on the historical volatility of our Common Stock and other contributing factors. The expected life of options previously granted, which represents the period of time that the options are expected to be outstanding, is based, primarily, on historical data.

Grants of Plan-Based Awards

						All Other Option Awards; Number of Securities Underlying Options (#)
		Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards; Number of Shares of Stock #
							Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards
Name	Grant Date	Threshold (#)	Target (#)	Maximum (#)
M. Farooq Kathwari	7/26/2011	—	—	—	30,000	—	—	$572,100
	10/1/2011	—	—	—	105,000	—	—	$1,429,050
	10/1/2011	—	—	—	—	300,000	13.61	$1,707,081
David R. Callen	7/26/2011	—	—	—	—	2,000	19.07	$16,728
Corey Whitely	7/26/2011	—	—	—	—	6,000	19.07	$50,183
Tracy Paccione	7/26/2011	—	—	—	—	3,000	19.07	$25,092
Lynda W. Stout	7/26/2011	—	—	—	—	2,500	19.07	$20,910

See "Outstanding Equity Awards at Fiscal Year-End" page 24 and the footnotes thereto for additional information regarding expirations and vesting of grants listed above.

See "New Employment Agreement", including a description of the annual incentive bonus goals under the New Employment Agreement, starting on page 26 for a discussion of the material terms of Mr. Kathwari's New Employment Agreement and for an understanding of the information disclosed in the charts above.

See "Compensation Discussion and Analysis" page 15 for an explanation of the base salary and bonus in proportion to total compensation payable to the Named Executive Officers.

Outstanding Equity Awards at Fiscal Year-End

		Option Awards				Stock Awards
	Notes	Number Exercisable	Number Unexerciseable	Option Price	Expiration	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)
M. Farooq Kathwari	(1)	—	—	—	—	5,000	$99,650
	(2)	—	—	—	—	5,500	$109,615
	(3)	—	—	—	—	30,000	$597,900
	(4)	—	—	—	—	84,000	$1,674,120
		600,000	—	$31.02	8/1/2012	—	—
		400,000	—	$35.53	8/1/2013	—	—
		200,000	—	$37.15	8/2/2014	—	—
		150,000	—	$34.03	10/10/2017	—	—
		90,000	—	$24.62	7/1/2018	—	—
	(5)	37,500	12,500	$15.93	11/11/2018	—	—
		60,000	—	$10.68	6/30/2019	—	—
	(6)	25,000	25,000	$14.86	2/3/2020	—	—
	(7)	60,000	240,000	$13.61	10/1/2021
David R. Callen	(8)	—	—	—	—	500	$9,965
		1,200		$25.71	6/20/2018	—	—
	(9)	1,125	375	$17.60	11/5/2018	—	—
	(10)	1,250	1,250	$11.74	11/12/2019	—	—
	(11)	—	2,000	$19.07	7/26/2021	—	—
Corey Whitely	(8)	—	—	—	—	1,667	$33,223
		1,500	—	$29.55	4/14/2013	—	—
		1,500	—	$41.35	3/25/2014	—	—
		2,500	—	$31.15	5/27/2015	—	—
		1,000	—	$36.56	6/27/2016	—	—
		2,000	—	$36.71	6/4/2017	—	—
		2,000	—	$25.71	6/20/2018	—	—
	(9)	2,250	750	$17.60	11/5/2018	—	—
	(10)	5,000	5,000	$11.74	11/12/2019	—	—
	(11)	—	6,000	$19.07	7/26/2021	—	—
Lynda W. Stout	(8)	—	—	—	—	834	$16,622
		400	—	$41.35	3/25/2014	—	—
		700	—	$31.15	5/27/2015	—	—
		500	—	$36.56	6/27/2016	—	—
		700	—	$36.71	6/4/2017	—	—
		1,500		$25.71	6/20/2018	—	—
	(9)	—	625	$17.60	11/5/2018	—	—
	(10)	—	2,500	$11.74	11/12/2019	—	—
	(11)	—	2,500	$19.07	7/26/2021	—	—
Tracy Paccione	(8)	—	—	—	—	668	$13,313
		700	—	$29.55	4/14/2013	—	—
		1,500	—	$31.15	5/27/2015	—	—
		1,000	—	$36.56	6/27/2016	—	—
		1,500	—	$36.71	6/4/2017	—	—
		1,000	—	$25.71	6/20/2018	—	—
	(9)	500	500	$17.60	11/5/2018	—	—
	(10)	1,250	2,500	$11.74	11/12/2019	—	—
	(11)	—	3,000	$19.07	7/26/2021	—	—

(1)
The restricted stock granted on 2/3/2010 fully vests on 2/3/2013

(2)
The restricted stock granted on 7/20/2010 vested on 7/20/12

(3)
The restricted stock granted on 7/26/2011 vests in three equal tranches on each July 26 of 2012 through 2014

(4)
The restricted stock granted on 10/1/2011 vests in five equal proportions on each June 30 of 2012 through 2016

(5)
The options fully vest on 11/11/2012

(6)
The options vest in two equal tranches on each February 3 of 2013 and 2014

(7)
The options vest in five equal proportions on each June 30 of 2012 through 2016

(8)
The restricted stock granted on 2/4/2010 fully vests on 2/4/2013

(9)
The options fully vest on 11/5/2012

(10)
The options vest in two equal tranches on each November 12 of 2013 and 2014

(11)
The options vest in four equal tranches on each July 26 of 2013 through 2016

Note:    the closing market price on Friday June 29, 2012 was $19.93.

        The following table sets forth certain information regarding exercised options or vested stock awards during fiscal year 2012 for Named Executive Officers.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
	Number of shares acquired on exercise (#)	Value realized on exercise ($)	Number of shares acquired on vesting (#)	Value realized on vesting ($)
M. Farooq Kathwari	—	—	54,500	1,109,720
David R. Callen	—	—	500	12,500
Corey Whitely	—	—	1,666	41,650
Lynda W. Stout	4,375	48,494	833	20,825
Tracy Paccione	—	—	666	16,650

Equity Compensation Plan Information

        The following table sets forth certain information regarding our equity compensation plans as of June 30, 2012.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)
Equity compensation plans approved by security holders(1)	2,538,774	$24.67	505,696
Equity compensation plans not approved by security holders(2)	—	—	—

Total	2,538,774	$24.67	505,696

(1)
Amount includes stock options outstanding under our Option Plan as well as unvested shares of restricted stock and vested stock units which have been provided for under the provisions of the Option Plan. See Note 11 to our Consolidated Financial Statements included under Item 8 of the Annual Report on Form 10-K for the year ended June 30, 2012.

(2)
As of June 30, 2012, we do not maintain any equity compensation plans which have not been approved by our stockholders.

Executive Perquisites/Other Personal Benefits

        Benefits offered to Named Executive Officers are similar to those offered to all employees. In addition, the Company provides perquisites it believes are reasonable and consistent with the overall executive compensation program. In 2012, with the exception of Mr. Kathwari, the Named Executive Officers did not receive any perquisites. Mr. Kathwari received: (1) access to and use of Company cars

(including driver, gas, registration, title, insurance and maintenance); (2) reimbursement of life insurance premiums up to $50,000; (3) a retirement contract (described below); (4) interest on a restricted stock book account established pursuant to his employment agreement(s); and (5) dividend equivalent payments on stock units awarded pursuant to a prior employment agreement. Mr. Kathwari's use of the car, airplane, and club membership are as a convenience to the Company and are for business purposes. (See footnote 4 Summary Compensation Table on page 20).

        The Named Executive Officers are eligible to participate in the same retirement benefit program we offer to all employees at the corporate level. Our current program is a 401(k) plan with company-provided match. In addition, Mr. Kathwari is entitled to benefits under an agreement dated September 26, 1983. Pursuant to the terms of the agreement, the Company is required to make monthly retirement payments of a maximum of $1,875 per month, commencing on the month in which his employment with the Company terminates, and shall be paid until the earlier to occur of (i) 120 monthly payments or (ii) the death of Mr. Kathwari. Such retirement payment is subject to cost of living adjustments. In the event Mr. Kathwari shall die before receiving all retirement payments Mr. Kathwari's widow shall be entitled to reduced retirement payments equal to one-half of the retirement payment amount until the earlier to occur of a) her death or b) the cumulative payment of 120 monthly payments to Mr. Kathwari and/or his widow.

The Ethan Allen Retirement Savings Plan

        The Company maintains the Ethan Allen Retirement Savings Plan, which is effective as of July 1, 1994 (the "Retirement Plan"). The Retirement Plan covers all employees who have completed at least three months of service.

        The 401(k) portion of the Retirement Plan allows participants to defer up to 100% of their compensation, subject to certain statutory limitations. In fiscal 2012, the Company made matching contributions with a maximum contribution of $1,200 per participant. Matching contributions were made dollar for dollar on the first $500 of a participant's before tax contribution and $0.50 on the next $1,400 of a participant's before tax contributions up to a maximum of $1,200 for calendar 2011 (an increase from a $1,000 maximum contribution in calendar year 2010). Participant contributions and employer matching contributions are immediately and fully vested. The Company made no profit sharing contributions during fiscal year 2012.

        Investment options currently offered under the Retirement Plan include employer common stock. Participants direct the investment of their accounts under the Retirement Plan and may choose from some or all of the investment options designated by the Retirement Committee from time to time.

New Employment Agreement

        As of September 27, 2011, the Company's Compensation Committee approved and on September 30, 2011 the independent members of the Company Board of Directors ratified, subject to the approval of the incentive components by stockholders, the terms of the New Employment Agreement between the Company and Mr. Kathwari. Pursuant to the New Employment Agreement, effective as of October 1, 2011, the Company agreed to continue to employ Mr. Kathwari and Mr. Kathwari agreed to remain as Chairman, President and Principal Executive Officer of the Company and Ethan Allen Global, Inc., for a period of approximately five years, expiring June 30, 2016 with two automatic one-year extensions commencing on each of July 1, 2016 and July 1, 2017 ("New Anniversary Date") unless notice is given by either Mr. Kathwari or the Company, not later than nine (9) months prior to a New Anniversary Date. Pursuant to the terms of the New Employment Agreement, Mr. Kathwari will receive a base salary of $1,150,050 per year throughout the term of the New Employment Agreement.

        Mr. Kathwari will be entitled to an annual incentive bonus based upon the Company's Operating Income. Mr. Kathwari's incentive bonus for a given fiscal year will be based upon the amount by which the

Company's Operating Income for the fiscal year exceeds the applicable threshold amount specified below (each a "New Threshold").

Operating Income	Annual Incentive Bonus
Less than $25 million	$0
At least $25 million	Two percent (2%) of such threshold (i.e. $500,000)
Over $25 million, up to $50 million	The above, plus four and one-half percent (4.5%) of such excess
Over $50 million, up to $90 million	The above, plus three and one-half percent (3.5%) of such excess
Over $90 million	The above, plus one and one-half percent (1.5%) of such excess

        Mr. Kathwari will receive an incentive bonus if the Company's Operating Income equals or exceeds $25 million. Thus, by way of example, if the Company's Operating Income for the fiscal year ending June 30, 2012 is $60 million, Mr. Kathwari would be entitled to an incentive bonus for the fiscal year ending June 30, 2012 in the sum of $1.975 million ($500,000 [$25 million × 2%] + $1,125,000 [($50 million - $25 million) × 4.5%] + $350,000 [($60 million - $50 million) × 3.5%]).

        The annual incentive bonus for each fiscal year following the fiscal year ending June 30, 2012 also shall be based upon the above formula; provided, however that the Operating Income thresholds shall each be increased by $2 million in each fiscal year following the fiscal year ending June 30, 2012. Pursuant to the New Employment Agreement, Mr. Kathwari received an incentive bonus of $1,810,000 for fiscal year 2012.

        Pursuant to the New Employment Agreement, Mr. Kathwari was granted the following options under the Option Plan: (i) as of October 1, 2011, ten-year stock options to purchase 300,000 shares of Common Stock, at an exercise price of $13.61 per share (the price of a share of Common Stock on the New York Stock Exchange as of the close of business on September 30, 2011 as the date of grant was a Saturday), which vests at a rate of 60,000 stock options on each June 30, up to and including June 30, 2016; (ii) as of October 1, 2011, 105,000 shares of Restricted Stock, which vests at a rate of 21,000 shares per year over the initial five (5) year term of the New Employment Agreement.

        As of each dividend record date for the Common Stock occurring on or after the date of any grant of shares of restricted stock, but prior to the date such shares become vested or are forfeited, an account established by the Company for the benefit of Mr. Kathwari shall be credited with an amount equal to the dividends which would have otherwise been paid with respect to the shares. Amounts credited to the account will be credited with interest at the rate of 5% per year until distribution. Mr. Kathwari will be fully vested and all amounts credited to the account, regardless of the subsequent vesting or forfeiture of the shares. A balance credited to Mr. Kathwari's account will be distributed to him in cash as soon as practicable after the termination of his employment.

        In the event Mr. Kathwari's employment with the Company is terminated by reason of his death or disability, under the New Employment Agreement he (or his estate) will receive salary continuation for twelve (12) months from and after the date of termination, an annual incentive bonus in respect of the full fiscal year in which the date of termination occurs, accelerated vesting, as of the date of termination, of all restricted stock and options awarded and granted under the New Employment Agreement, deferred compensation along with any reimbursement expenses not yet paid to Mr. Kathwari, payment of life and disability insurance premiums through the date of termination and for a period of twelve (12) months from and after the date of termination such other and customary benefits as the Company provides to it employees.

        Mr. Kathwari shall be eligible for the following under the termination scenarios set forth below:

Termination Scenario

	Change in Control	Without Cause/for Good Reason	Retirement	For Cause	Death & Disability
12 mos. Salary Continuation	No	No	No	No	Yes
24 mos. Salary Continuation	Yes	Yes	No	No	No
Full Year Bonus	No	No	No	No	Yes
Pro Rata Bonus	No	No	Yes	No	No
One Year Accelerated Vesting—All Equity Awards	No	Yes	No	No	No
Full Accelerated Vesting—All Equity Awards	Yes	No	No	No	Yes
Severance Payment (two largest bonus payments since FY 2002 not to exceed $2 million)	Yes	Yes	No	No	No
12 mos. Life/Disability Premiums	No	No	No	No	Yes
24 mos. Life/Disability Premiums	Yes	Yes	No	No	No
24 mos. Health/Welfare Benefits	Yes	Yes	Yes	No	No

        If Mr. Kathwari's employment is terminated by the Company without "cause", or by Mr. Kathwari "for good reason" he will receive salary continuation for twenty-four (24) months after the date of termination and a payment equal to the sum of the two highest bonus payments made to Mr. Kathwari prior to the date of termination commencing from fiscal year 2002, not to exceed an aggregate payment of $2 million dollars, and he will be entitled to one additional year of vesting, from the date of termination, for all outstanding stock options or restricted stock awards granted pursuant to the New Employment Agreement. Mr. Kathwari will also be entitled to life and disability insurance premiums (not to exceed $50,000 per annum) through the date of termination and for a period of twenty-four (24) months thereafter, health and welfare benefits through the date of termination and for a period of twenty-four (24) months thereafter. Mr. Kathwari will also be subject to a twenty-four (24) month "non compete" restrictive covenant granted by Mr. Kathwari for the benefit of the Company.

        If Mr. Kathwari's employment is terminated by the Company within two years following certain changes in control, he will receive salary continuation for twenty-four (24) months from and after the date of termination plus a payment equal to the sum of the two highest bonus payments made to Mr. Kathwari prior to the date of termination, commencing from fiscal year 2002, not to exceed an aggregate payment of $2 million dollars, and he will be entitled to immediate vesting of all outstanding stock options or restricted stock awards granted pursuant to the New Employment Agreement. Mr. Kathwari will also be entitled to life and disability premiums (not to exceed $50,000 per annum) through the date of termination and for a period of twenty-four (24) months thereafter, health and welfare benefits through the date of termination and for a period of twenty-four (24) months thereafter. Mr. Kathwari will also be subject to a twenty-four (24) month "non compete" restrictive covenant granted by Mr. Kathwari for the benefit of the Company. If the payments described in this paragraph would constitute a "parachute payment" under Section 280G of the Code and subject Mr. Kathwari to an excise tax under Section 4999 of the Code, then the payments will be reduced to the extent necessary such that Mr. Kathwari will not be subject to an excise tax. However, such payments will not be reduced if, without the reduction, Mr. Kathwari would be entitled to receive and retain, on a net after-tax basis, a greater amount than he would be entitled to receive and retain after such reduction.

        If Mr. Kathwari's employment is terminated for "cause", Mr. Kathwari will receive payment of all compensation due or unreimbursed expenses as of the date of termination. There is no accelerated vesting of any restricted stock or options and any unvested equity awards will be forfeited. He will receive deferred compensation in accordance with the terms of the applicable arrangement, as well as payment of life and disability insurance premiums (not to exceed $50,000) through the date of termination and such other and customary benefits as the Company provides to it employees.

        If Mr. Kathwari's employment is terminated as a result of retirement by Mr. Kathwari (i.e., voluntarily by Mr. Kathwari or as a result of the Company's failure to renew the terms of the New Employment Agreement), he will receive his salary to the date of termination plus a prorated annual incentive bonus in respect of the fiscal year in which the date of termination occurs, equal to what such annual incentive bonus would have been for the full fiscal year multiplied by a fraction, the numerator of which is the number of days in the current fiscal year through the date of termination and the denominator of which is 365. There is no accelerated vesting of any restricted stock or options and any unvested equity awards will be forfeited. He will receive deferred compensation in accordance with the terms of the applicable arrangement, as well as payment of life and disability insurance premiums (not to exceed $50,000) through the date of termination, health and welfare benefits through the date of termination and for twenty-four (24) months thereafter, and such other and customary benefits as the Company provides for its employees.

Employment Agreement

        As of October 10, 2007, the Company entered into an Employment Agreement with Mr. Kathwari ("Employment Agreement"). As described in greater detail above, the Employment Agreement was superceded by a New Employment Agreement effective as of October 1, 2011. Pursuant to the Employment Agreement, the Company agreed to continue to employ Mr. Kathwari and Mr. Kathwari agreed to remain as Chairman, President and Principal Executive Officer of the Company and Ethan Allen Global, Inc., for a period of approximately five years, with two automatic one-year extensions commencing on each of July 1, 2012, and July 1, 2013 (each, an "Anniversary Date"), unless notice was given by either Mr. Kathwari or the Company not later than 9 months prior to an Anniversary Date.

        Pursuant to the terms of the Employment Agreement, Mr. Kathwari received a base salary of $1,127,500 per year, subject to an annual increase. The annual increase was based on the Company's Operating Income as divided by reported sales.

        Due to the economic climate and Company sales, however, on March 1, 2009, Mr. Kathwari voluntarily took a $100,000 per year salary reduction, such that his base salary as in effect from March 1, 2009 through July 31, 2010 was $1,050,050 per year. Beginning August 1, 2010 Mr. Kathwari's annual salary was reinstated to $1,150,050. As of July 26, 2011, Mr. Kathwari and the Company agreed that there would be no increase in his annual salary which would remain $1,150,050 per annum.

        Pursuant to the Employment Agreement, Mr. Kathwari was entitled to an annual incentive bonus based upon the Company's Operating Income. Mr. Kathwari's incentive bonus for a given fiscal year was based upon the amount by which the Company's Operating Income for the fiscal year exceeds the applicable threshold amount specified below (each a "Threshold").

Fiscal Year	Threshold
2010	$110 Million
2011	$115 Million
2012	$120 Million
2013	$125 Million
2014	$130 Million

        Mr. Kathwari would receive a bonus equal to (i) 1.25% of the first $20 million (or portion thereof) by which the Operating Income exceeds the applicable Threshold, (ii) 2.25% of the second $20 million (or portion thereof) by which the Operating Income exceeds the applicable Threshold, (iii) 2.75% of the third $20 million (or portion thereof) by which the Operating Income exceeds the applicable Threshold, and (iv) 3.25% of any amount greater than $60 million by which the Operating Income exceeds the applicable Threshold. If the Threshold for a year was not met, no bonus was due under the Employment Agreement. No incentive bonus was payable to Mr. Kathwari in fiscal year 2011 or 2010 pursuant to the Employment Agreement.

        The Compensation Committee was to make adjustments to the Threshold to reflect certain unusual, non-recurring events, including acquisitions and divestitures. While there was no annual incentive bonus due under the Employment Agreement for fiscal years 2011 and 2010, in August 2011, the Compensation Committee, as a result of the Company's performance and its cash position, the Company paid Mr. Kathwari an incentive bonus of $600,000 and in August 2010 the Company paid Mr. Kathwari a discretionary incentive bonus of $150,000.

        On November 11, 2008, the Compensation Committee, in addition to the options granted pursuant to the Employment Agreement, granted Mr. Kathwari the right to purchase 50,000 shares of Common Stock at an exercise price of $15.93 per share (the price of a share of Common Stock on the date of grant), which vested at a rate of 25% each year following the date of grant, up to and including November 10, 2012. On February 3, 2010, the Compensation Committee, in addition to the options granted pursuant to the Employment Agreement, granted to Mr. Kathwari the right to purchase 50,000 shares of Common Stock at an exercise price of $14.86 per share (the price of a share of Common Stock on the date of option grant), which vests at a rate of 25% each year following the date of grant, up to and including February 3, 2014.

        Pursuant to the Employment Agreement, Mr. Kathwari was awarded the following restricted stock under the Option Plan: (i) as of the date stockholders approved the incentive components of the Employment Agreement (November 13, 2007), 20,000 shares; (ii) as of July 1, 2008, 20,000 shares; and (iii) as of July 1, 2009, 20,000 shares. The initial grant of 20,000 shares of restricted stock was scheduled to vest on June 30, 2010 upon the attainment of certain performance targets, as set forth below. Thereafter, the July 1, 2008 grant of 20,000 shares of restricted stock was scheduled to vest on June 30, 2011 and the July 1, 2009 grant of 20,000 shares of restricted stock was scheduled to vest on June 30, 2012. All of these restricted stock awards vested in accordance with a tiered vesting schedule based on the Company's total return to its stockholders as compared to the total return of the Standard & Poor's 500. Any shares which did not vest would be forfeited. As of June 30, 2010, 8,000 shares of the November 13, 2007 award vested and 12,000 shares were forfeited. As of June 30, 2011, all 20,000 shares of the July 1, 2008 award were forfeited. As of June 30, 2012, all 20,000 shares of the July 1, 2009 award vested. As of each dividend record date for the Common Stock occurring on or after the date of any grant of shares of restricted stock, but prior to the date such shares become vested or are forfeited, an account established by the Company for the benefit of Mr. Kathwari was credited with dividend-equivalent payments, in cash, equal to the dividends which would otherwise have been paid with respect to such shares. Amounts credited to the account are credited with interest at the rate of 5% per year until distribution. Mr. Kathwari is fully vested in all amounts credited to the account, regardless of the subsequent vesting or forfeiture of the shares. The balance credited to Mr. Kathwari's account will be distributed to him in cash as soon as practicable after the termination of his employment.

        Pursuant to the Employment Agreement, on November 13, 2007, Mr. Kathwari received an additional 15,000 shares of restricted stock. These shares of restricted stock vested at a rate of 3,000 shares per year. As of June 30, 2012, all 15,000 shares were vested.

        On February 3, 2010, in addition to the restricted stock awarded pursuant to the Employment Agreement, the Compensation Committee awarded Mr. Kathwari 15,000 shares of restricted stock to vest ratably over three years beginning on February 2, 2011, and on July 20, 2010, awarded Mr. Kathwari 11,000 shares of restricted stock to vest ratably over two years beginning on July 20, 2011. On July 26, 2011, in addition to the restricted stock awarded pursuant to the Employment Agreement, the Compensation Committee awarded Mr. Kathwari 30,000 shares of restricted stock to vest ratably over three years beginning on July 26, 2012.

        The Company previously established a book account for Mr. Kathwari, which has been credited with 126,000 stock units (the "Stock Units"). Following the termination of Mr. Kathwari's employment, Mr. Kathwari will receive shares of Common Stock equal to the number of Stock Units credited to the account. During the period in which Stock Units are credited to the account, Mr. Kathwari received and will receive dividend-equivalent payments, in cash, equal to the dividends which would otherwise have been paid on the shares of Common Stock represented by the Stock Units.

Change in Control

        As of the end of fiscal year 2012 we maintained, and we currently maintain, a change in control provision with our Principal Executive Officer as set forth in the New Employment Agreement effective October 1, 2011, and our Named Executive Officers as set forth in restricted stock and option agreements. The specific right of Mr. Kathwari if his employment is terminated by the Company within two years following certain changes in control are described under "New Employment Agreement" above.

  Potential Payments upon Termination or Change in Control

        The amount of compensation which would have been payable to the Named Executive Officers upon termination of employment, including within two years following a change in control, assuming a June 30, 2012 termination date and a change in control, is listed in the following table. A termination of employment is not a requirement for the acceleration of stock options and restricted stock awards upon a change in control.

	For Cause	Voluntary Termination/ non-renewal/ Retirement	Without Cause/ Good Reason/ Termination	Death or Disability	Change in Control
M. Farooq Kathwari
Salary continuation(1)	$—	$—	$2,300,100	$1,150,050	$2,300,100
Bonus(2)	$—	$1,810,000	$2,000,000	$1,810,000	$2,000,000
Life & disability payments(3)	$—	$—	$100,000	$50,000	$100,000
Stock options(4)	$—	$—	$492,575	$1,693,550	$492,575
Stock units(5)	$2,511,180	$2,511,180	$2,511,180	$2,511,180	$2,511,180
Restricted stock awards(6)	$—	$—	$827,095	$2,481,285	$827,095
Health and welfare payments(7)	$—	$19,416	$19,416	$—	$19,416
Accrued interest & dividends—book account(8)	$321,181	$321,181	$321,181	$321,181	$321,181
Retirement contract payments(9)	$225,000	$225,000	$225,000	$225,000	$225,000
David R. Callen
Stock options(10)	—	—	—	—	$12,831
Restricted stock awards(11)	—	—	—	—	$9,965
Corey Whitely
Stock options(10)	—	—	—	—	$47,858
Restricted stock awards(11)	—	—	—	—	$33,223
Lynda W. Stout
Stock options(10)	—	—	—	—	$24,081
Restricted stock awards(11)	—	—	—	—	$16,622
Tracy Paccione
Stock options(10)	—	—	—	—	$24,220
Restricted stock awards(11)	—	—	—	—	$13,313

(1)
Under the New Employment Agreement, if terminated other than for cause, Mr. Kathwari is entitled to salary continuation through June 30, 2014, or in the event of death or disability, through June 30, 2013. The amount disclosed is the total undiscounted amount of future payments.

(2)
Under the New Employment Agreement, if terminated other than for cause, Mr. Kathwari would receive a prorated bonus entitlement from the beginning of the fiscal year through the termination date. Mr. Kathwari received a bonus payment for fiscal 2012 of $1,810,000. If terminated without cause, Mr. Kathwari would have received a bonus equal to the lesser of (i) the sum of his two (2) largest bonuses or (ii) $2.0 million dollars.

(3)
Under the New Employment Agreement, if terminated without cause, the Company would continue to pay life and disability insurance payments for two years post-termination, i.e, through June 30, 2014, or in the event of death or disability, through June 30, 2013. The amount disclosed is the total undiscounted amount of future payments.

(4)
Equity awards that were fully vested by their terms as of June 30, 2012 are not included in the table above. For information on any outstanding fully-vested awards, see the "Outstanding Equity Awards at Fiscal Year-End" table page 24. At June 30, 2012, Mr. Kathwari held unvested options to purchase an aggregate of 277,500 shares of Common Stock, at exercise prices ranging from $13.61 to $15.93. If Mr. Kathwari's employment had been terminated by the Company without cause or by Mr. Kathwari for good reason (as defined in his New Employment Agreement) on June 30, 2012, the options vesting within one year would have become immediately exercisable. In the event of death or disability on June 30, 2012, the options to purchase 277,500 shares would have become immediately available. The closing market price at June 30, 2012 was used to value the shares.

(5)
In connection with Mr. Kathwari's 1997 employment agreement he was awarded 126,000 stock units which will, upon termination for any reason, including death or disability, be converted to common stock. The closing market price at June 30, 2012 was used to value the shares.

(6)
Equity awards that were fully vested by their terms as of June 30, 2012 are not included in the table above. For information on any outstanding fully-vested awards, see the "Outstanding Equity Awards at Fiscal Year-End" table page 24. If terminated without cause, 41,500 unvested restricted shares would vest immediately. In the event of death or disability on June 30, 2012, 124,500 restricted shares would vest immediately. The closing market price at June 30, 2012 was used to value the shares.

(7)
If terminated other than for cause, Mr. Kathwari is entitled to health and welfare benefits for a period of 24 months. The estimated company cost for medical and dental insurance was used.

(8)
If terminated for any reason, including death or disability, the value of deemed dividends on restricted share awards held in a book account along with accrued interest at 5% per annum would be paid by the Company.

(9)
Mr. Kathwari is also entitled to payments pursuant to a retirement contract, which is described under the section Executive Perquisites/Other Personal Benefits, on page 25. The amount disclosed is the total undiscounted amount of future payments, assuming the maximum cost of living adjustments.

(10)
Equity awards that were fully vested by their terms as of June 30, 2012 are not included in the table above. For information on any outstanding fully-vested awards, see the "Outstanding Equity Awards at Fiscal Year-End" table page 24. Amounts reflect the difference between the exercise price of the option and the closing market price of $19.93 as of June 30, 2012, based on immediate vesting due to a change in control.

(11)
Equity awards that were fully vested by their terms as of June 30, 2012 are not included in the table above. For information on any outstanding fully-vested awards, see the "Outstanding Equity Awards at Fiscal Year-End" table page 24. Amounts reflect the market value of the shares underlying the awards as of June 30, 2012, based on a market price of $19.93, and do not include any value for that portion of the award with respect to which the participants accrued a vested interest on June 30, 2012, as provided for in the Company's Option Plan.

Director Compensation

        For fiscal year 2012, each independent director received $35,000 per annum and $3,500 per meeting of the Board of Directors attended in person ($1,000 per meeting attended by telephone or $1,500 per meeting attended by telephone for Audit Committee members). The Chair of the Compensation and Nominations/Corporate Governance Committees received an additional $8,000 per annum. The Chair of the Audit Committee received an additional $16,000 per annum. Each independent director received $2,000 for each committee meeting of the Board of Directors attended in person ($1,000 per meeting attended by telephone) held on a date on which a meeting of the Board of Directors was not held. In addition, independent directors were eligible in fiscal year 2012 for awards of options, restricted stock, or stock appreciation rights under the Option Plan. Employee directors do not receive additional compensation for serving on the Board of Directors.

Name	Fees earned or paid in cash	Option awards(1)	Restricted stock(1)	Total
Clinton Clark(2)	$74,500	$25,849		$100,349
John J. Dooner(3)	$54,500		$19,070	$73,570
Kristin Gamble(4)	$66,500	$25,849		$92,349
James W. Schmotter(5)	$50,000		$19,070	$69,070
Don M. Wilson III(6)	$49,500		$19,070	$68,570
Frank G. Wisner(7)	$59,000		$19,070	$78,070

(1)
The amounts shown for stock awards and option awards represent the fair values as of each grant date, computed in accordance with Accounting Standards Codification Topic 718. For financial statement reporting purposes these fair values are charged to expense over the vesting period of two years. The actual values realized if any, will not be known until the vesting date and could differ significantly. See footnote 11 to the Company's Form 10-K for fiscal year ended June 30, 2012 for assumptions in the valuation. The option award reflects a grant of 3,000 options and the restricted stock awards were for 1,000 shares each.

(2)
Mr. Clark was awarded 3,000 stock options on July 26, 2011 vesting in two equal annual installments. As of June 30, 2012, Mr. Clark held an aggregate of 16,500 stock options of which 13,500 were vested as of June 30, 2012.

(3)
Mr. Dooner was awarded 1,000 restricted shares on July 26, 2011 vesting in two equal annual installments. As of June 30, 2012, Mr. Dooner held 1,000 restricted shares.

(4)
Ms. Gamble was awarded 3,000 stock options on July 26, 2011 vesting in two equal annual installments. As of June 30, 2012, Ms. Gamble held an aggregate of 30,000 stock options of which 25,500 were vested as of June 30, 2012.

(5)
Mr. Schmotter was awarded 1,000 restricted shares on July 26, 2011 vesting in two equal annual installments. As of June 30, 2012, Mr Schmotter held 1,500 restricted shares.

(6)
Mr. Wilson was awarded 1,000 restricted shares on July 26, 2011 vesting in two equal annual installments. As of June 30, 2012, Mr. Wilson held 1,000 restricted shares.

(7)
Mr. Wisner was awarded 1,000 restricted shares on July 26, 2011 vesting in two equal annual installments. As of June 30, 2012, Mr . Wisner held 1,500 restricted shares.

Tax Policy

        Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Tax Code") limits deductibility of annual compensation in excess of $1 million paid to the Company's Principal Executive Officer and to each of its next three most highly compensated Named Executive Officers (other than the

Principal Financial Officer). However, compensation is exempt from this limit if it qualifies as "performance-based compensation." In 2007, the Company submitted an amendment to the Option Plan to stockholders, to allow awards thereunder to qualify under the "performance-based compensation" requirements, which was approved by Stockholders. The Company submitted the incentive performance bonus provisions of the New Employment Agreement to its stockholders who agreed to have the annual incentive bonuses granted under the New Employment Agreement comply with the "performance-based compensation" requirements under Section 162(m) of the Tax Code.

PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee selects and hires our independent registered public accounting firm and has appointed KPMG as the independent registered public accounting firm of the Company for the fiscal year ending June 30, 2013. KPMG was the independent registered public accounting firm for the Company for the fiscal year ended June 30, 2012. Representatives of KPMG will be present at the Annual Meeting and will be given the opportunity to make a statement if they so desire. They will also be available to respond to appropriate questions. We are asking you to ratify the appointment of KPMG as our independent registered public accounting firm.

        Although ratification is not required by our By-laws, the Board of Directors is submitting the appointment of KPMG to you for ratification as a matter of good corporate practice. If the Audit Committee's appointment is not ratified, it will reconsider the appointment, if appropriate. Even if the appointment is ratified, the Audit Committee, in its discretion, may appoint a different independent registered public accounting firm at any time during the fiscal year if it determines that such a change would be in the best interests of the Company and our stockholders.

AUDIT FEES

        The following table represents a summary of professional fees paid to KPMG for services rendered in connection with: (i) the audit for the Company's annual financial statements for the fiscal years ended June 30, 2012 and 2011; and (ii) other matters.

	2012	2011
Audit fees(1)	$1,050,000	$1,127,000
Audit-related fees(2)	$61,500	$41,000
Tax fees(3)	$11,288	$250,000
Total fees	$1,122,788	$1,418,000

(1)
In the above table, in accordance with the SEC's definitions and rules, "audit fees" are fees that the Company paid to KPMG for the audit of the Company's annual financial statements included in the Form 10-K and review of the Company's interim financial statements included in the Forms 10-Q; for the attestation of management's report on the effectiveness of the Company's internal control over financial reporting, as required by Section 404 of SOX; and for services that are normally provided by the auditors in connection with statutory and regulatory filings or engagements.

(2)
"Audit-related fees" are fees for services related to the performance of the annual audit of the Retirement Plan and for services related to other filings with the SEC.

(3)
Tax fees consist of fees incurred in connection with tax compliance, tax advice and tax planning services.

        The Audit Committee has determined that the provision of tax and other services by the independent registered public accounting firm is compatible with maintaining their independence.

Audit and Non-Audit Engagement Pre-Approval Policy

        To help assure the independence of the Company's independent registered public accounting firm, the Audit Committee has established a policy whereby all audit and non-audit engagements proposed to be performed by the independent registered public accounting firm must be approved in advance by the Chair of the Audit Committee or, in his discretion, the entire Audit Committee.

        THE AUDIT COMMITTEE RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF KPMG AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JUNE 30, 2013, WHICH IS DESIGNATED AS PROPOSAL NO. 2.

 PROPOSAL 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

        In accordance with Section 14A of the Exchange Act (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act")) and the related rules of the SEC, a resolution will be presented at the Annual Meeting of Stockholders which is subject to stockholder vote, to approve, in a non-binding advisory vote, the compensation of our Named Executive Officers. While this vote is advisory and therefore not binding, it is important and will provide us with information regarding our stockholders' sentiment about our executive compensation philosophy, policies and practices, as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure in this Proxy Statement. Our Compensation Committee as well as the Board of Directors expect to take into account the outcome of the vote when considering future Executive Compensation decisions, to the extent that they can determine the cause or causes of any significant negative voting results.

        This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices, described in this Proxy Statement.

        The Compensation Discussion and Analysis beginning on page 15 of this Proxy Statement describes the Company's Executive Compensation Program, its philosophy and the decisions made by the Compensation Committee in 2012. As described in detail under Compensation Discussion and Analysis and the Executive Compensation section, including the accompanying tables and narrative, beginning on page 19 of this Proxy Statement, our compensation programs are designed to motivate our executives to achieve superior results for the Company. The Company believes that it is offering compensation packages which are competitive within the industries in which the Company operates, is fair and equitable among the executives, and which provides incentive for long term success and performance of the Company; with compensation allocated among base salary, annual discretionary cash incentive compensation and long term equity incentives.

        Accordingly, you may vote on the following resolution at the Annual Meeting:

  "RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Company's Named Executive Officers as disclosed in this Proxy Statement pursuant the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Executive Compensation tables and the narrative discussion."

        The Affirmative vote of the holders of the majority of the votes represented at the 2012 Annual Meeting of Stockholders in person or by proxy is required to approve, on an advisory basis, the compensation of the Company's Named Executive Officers and the Company's compensation philosophy, policies and practices as described herein.

        THE BOARD OF DIRECTORS OF THE CORPORATION RECOMMENDS A VOTE "FOR" THE PROPOSAL, BY NON-BINDING VOTE, APPROVING THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS AND THE COMPANY'S COMPENSATION PHILOSOPHY, POLICIES AND PRACTICES AS DESCRIBED HEREIN. PROXIES RECEIVED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY A CONTRARY CHOICE IN THEIR PROXIES.

        Note:    The Company is providing this advisory vote as a required pursuant to Section14A of the Securities Exchange Act (15 U.S.C. 78n-1). The stockholder vote will not be binding on the Company or the Board of Directors, and it will not be construed as overruling any decision by the Company or the Board of Directors or creating or implying any change to, or additional fiduciary duties for, the Company or the Board of Directors.

        However, our Board of Directors values the opinions of our stockholders. Our Board of Directors and the compensation committee will consider the outcome of the vote when making compensation decisions for our Named Executive Officers as they deem appropriate.

OTHER MATTERS

Proxy Solicitation Expense

        The expense of the proxy solicitation will be paid by the Company. In addition to the solicitation of proxies by use of the mail, solicitation also may be made by telephone, telegraph or personal interview by directors, officers and regular employees of the Company, none of whom will receive additional compensation for any such solicitation. The Company has engaged Morrow & Co., LLC, located at 470 West Avenue, Stamford, Connecticut 06902, a professional proxy solicitation firm, to provide customary solicitation services for a fee of $5,500 plus expenses. The Company does not anticipate that the costs and expenses incurred in connection with this proxy solicitation will exceed those normally expended for a proxy solicitation for those matters to be voted on at the Annual Meeting. The Company will, upon request, reimburse brokers, banks and similar organizations for out-of-pocket and reasonable clerical expenses incurred in forwarding proxy material to their principals.

Stockholder Proposals and Nomination of Directors

        Nominations of persons for election to the Board of Directors along with stockholder proposals may be made at any annual meeting of stockholders by any stockholder of the Company: (i) who is a stockholder of record on the date of the giving of the notice and on the Record Date; and (ii) who complies with the notice procedures.

        For the nomination or proposal to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Corporate Secretary of the Company.

        To be timely, a stockholder's notice to the Corporate Secretary must be delivered to or mailed and received at the principal executive offices of the Company not less than sixty days nor more than ninety days prior to the date of the annual meeting; provided, however, that in the event that less than seventy days' notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

Nomination

        To be in proper written form, a stockholder's notice to the Corporate Secretary must set forth: (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person; (ii) the principal occupation or employment of the person; (iii) the class or series and number of shares of Common Stock of the Company which are owned beneficially or of record by the person; and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder; (ii) the class or series and number of shares of Common Stock of the Company which are owned beneficially or of record by such stockholder; (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their name) pursuant to which the nomination(s) are to be made by such stockholder; (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the person or persons named in its notice; and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings or solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to be named as a nominee and to serve as a director if elected.

Proposal

        To be in proper written form, a stockholder's notice to the Corporate Secretary must describe the proposal in sufficient detail for the proposal to be summarized on the agenda for the 2013 annual meeting of stockholders and must set forth: (i) the name and address, as it appears on the books of the Company, of the stockholder who intends to make the proposal; (ii) a representation that the stockholder is a holder of record of Common Stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at such meeting to present such proposal; and (iii) the class or series and number of shares of Common Stock of the Company which are owned beneficially or of record by the stockholder. In addition the notice must set forth the reasons for conducting such proposed business at the 2013 annual meeting of stockholders and any material interest of the stockholder in such business. The presiding officer of the 2013 annual meeting of stockholders will, if the facts warrant, refuse to acknowledge a proposal not made in compliance with the foregoing procedure, and any such proposal not properly brought before the 2013 annual meeting of stockholders will not be considered.

        The Company currently intends to hold its 2013 annual meeting of stockholders on or about November 19, 2013. In order for any stockholder proposal submitted pursuant to Rule 14a-8 promulgated under the Exchange Act, to be included in the Company's proxy statement to be issued in connection with the 2013 annual meeting of stockholders, such proposal must be received by the Company no later than June 4, 2013. Any proposal(s) or nomination(s) to be submitted that do not comply with Rule 14a-8 promulgated under the Exchange Act may be omitted. Any stockholder proposal or nomination for the 2013 annual meeting of stockholders submitted outside such submission date will be deemed untimely for purposes of Rule 14a-4(c)(i). Proxies for that meeting may confer discretionary authority to vote on untimely proposals without express direction from the stockholders giving the proxies.

Availability of Annual Report

        We will send you a copy of our Annual Report on Form 10-K for the fiscal year ended June 30, 2012 without charge if you send a written request to Office of the Corporate Secretary, Ethan Allen Interiors Inc., Ethan Allen Drive, Danbury, Connecticut 06811. You can also obtain copies of our Form 10-K and any other reports we file with the SEC through the SEC's website at www.sec.gov or on our website at www.ethanallen.com/investors.

        Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on November 13, 2012—the proxy statement along with the annual report is available at http://materials.proxyvote.com/297602

Other Business

        The Board of Directors is not aware of any matters to be presented at the Annual Meeting other than those enumerated in the Company's Notice provided herewith. If any other matters do come before the meeting, it is intended that the holders of the proxies will vote thereon in their discretion. Any such other matters will require for its approval the affirmative vote of the majority in interest of the stockholders present in person or by proxy at the Annual Meeting where a quorum is present, or such greater vote as may be required by the Company's Restated Certificate of Incorporation, the Company's By-laws or the General Corporation Law of the State of Delaware.

By Order of the Board of Directors, Pamela A. Banks Corporate Secretary

Ethan Allen Interiors, Inc.
Ethan Allen Drive
Danbury, Connecticut 06811
October 2, 2012

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0000148559_1 R1.0.0.11699 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01 James W. Schmotter 02 Frank G. Wisner ETHAN ALLEN INTERIORS INC. ETHAN ALLEN DRIVE P.O. BOX 1966 DANBURY, CT 06811-1966 ATTN: Pamela A. Banks VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. Electronic Delivery of Future PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR proposals 2. and 3. For Against Abstain 2. Proposal to ratify KPMG LLP as our independent registered public accounting firm for the 2013 fiscal year. 3. Proposal to approve, by non-binding vote, Executive Compensation. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. For address change/comments, mark here. (see reverse for instructions) Yes No Please indicate if you plan to attend this meeting

0000148559_2 R1.0.0.11699 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/ are available at www.proxyvote.com . ETHAN ALLEN INTERIORS INC. Annual Meeting of Stockholders November 13, 2012 at 9:00 am This proxy is solicited by the Board of Directors The undersigned stockholder of Ethan Allen Interiors Inc., a Delaware corporation (the "Company") hereby appoints M. Farooq Kathwari and Kristin Gamble as proxies for the undersigned, and each of them, with full power of substitution in each of them, to attend the annual meeting of stockholders to be held at the Ethan Allen Interiors Inc. International Corporate Headquarters at Ethan Allen Drive, Danbury, CT., 06811 on Tuesday, November 13, 2012, at 9:00 A.M., local time, or any adjournment or postponement thereof to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement and revokes any proxy heretofore given with respect to such meeting. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF THIS PROXY IS EXECUTED BUT NO INSTRUCTION IS GIVEN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST (i) "FOR" EACH OF THE NOMINEES FOR DIRECTOR, (ii) "FOR" THE RATIFICATION OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2013 FISCAL YEAR, (iii) "FOR" THE PROPOSAL TO APPROVE, BY NON-BINDING VOTE, EXECUTIVE COMPENSATION, AND IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Address change/comments: Continued and to be signed on reverse side

QuickLinks

ETHAN ALLEN INTERIORS INC. Ethan Allen Drive Danbury, Connecticut 06811
ETHAN ALLEN INTERIORS INC. Ethan Allen Drive Danbury, Connecticut 06811 NOTICE OF 2012 ANNUAL MEETING OF STOCKHOLDERS
ETHAN ALLEN INTERIORS INC. Ethan Allen Drive Danbury, Connecticut 06811 Questions and Answers
PROPOSAL 1 ELECTION OF DIRECTORS
CORPORATE GOVERNANCE
AUDIT COMMITTEE
NOMINATIONS/CORPORATE GOVERNANCE COMMITTEE
COMPENSATION COMMITTEE Compensation Discussion and Analysis
Summary Compensation Table
Grants of Plan-Based Awards
Outstanding Equity Awards at Fiscal Year-End
Option Exercises and Stock Vested
Termination Scenario
PROPOSAL 2 RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
AUDIT FEES
PROPOSAL 3 ADVISORY VOTE ON EXECUTIVE COMPENSATION
OTHER MATTERS